                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


     Filed by the Registrant    [X]

     Filed by a Party other than the Registrant  [ ]

     Check the appropriate box:

     [ ]  Preliminary Proxy Statement           [ ]  Confidential; for use of
                                                     the Commission only (as
                                                     permitted by
                                                     Rule 14a-6(e)(2))
     [X]  Definitive Proxy Statement


     [ ]  Definitive Additional Materials

     [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                         Ameritrade Holding Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                               [AMERITRADE LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               FEBRUARY 12, 2002

     The Annual Meeting of Stockholders of Ameritrade Holding Corporation (the "Company") will be held at the Joslyn Art Museum, 2200 Dodge Street in Omaha, Nebraska on Tuesday, February 12, 2002, at 9 a.m., Central Standard Time, for the following purposes:

          1) To elect Directors;

          2) To ratify the appointment of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending September 27, 2002;

          3) To vote upon a proposal to amend the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Class A Common Stock from 270,000,000 to 370,000,000 and Class B Common Stock from 18,000,000 to 25,000,000;

          4) To vote upon a proposal to amend the Company's 1996 Long-Term Incentive Plan to increase the maximum aggregate number of shares the Company may issue under the plan and to make other changes to the plan as described in the accompanying Proxy Statement;

          5) To vote upon a proposal to adopt the 2002 Management Incentive
     Plan;

          6) To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

     Only stockholders of record at the close of business on December 21, 2001 will be entitled to notice of and to vote at the meeting.

     Class A Stockholders, whether or not they expect to be present at the meeting, are requested to sign and date the enclosed proxy, which is solicited on behalf of the Board of Directors, and return it promptly in the envelope enclosed for that purpose. If you elected to receive the Annual Report and Proxy Statement electronically over the Internet, you will not receive a paper proxy card, unless you request one, and we encourage you to vote online. If you did not elect to receive the materials through the Internet, you may still vote your shares electronically by following the procedures described in the Company's Proxy Statement. Any person giving a proxy has the power to revoke it at any time prior to the meeting and Class A Stockholders who are present at the meeting may withdraw their proxies and vote in person.

                                          By Order of the Board of Directors

                                          /s/ J. Peter Ricketts

                                          J. Peter Ricketts, Secretary

Omaha, Nebraska

January 17, 2002

                         AMERITRADE HOLDING CORPORATION
                            4211 SOUTH 102ND STREET
                                OMAHA, NE 68127

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS


     This Proxy Statement is furnished in connection with the solicitation of proxies to be voted at the 2002 Annual Meeting of Stockholders of Ameritrade Holding Corporation (the "Company"). The 2002 Annual Meeting will be held on February 12, 2002 at 9:00 a.m. at the Joslyn Art Museum, 2200 Dodge Street in Omaha, Nebraska. This Proxy Statement and the accompanying proxy cards are first being mailed to stockholders on or about January 17, 2002.


     The Company has two classes of Common Stock, the Class A Common Stock (the "Class A Stock") and the Class B Common Stock (the "Class B Stock" and, together with the Class A Stock, the "Common Stock"). The accompanying proxy is solicited from the holders of the Class A Stock (the "Class A Stockholders") on behalf of the Board of Directors of the Company and is revocable at any time by giving written notice of revocation to the Secretary of the Company prior to the Annual Meeting or by filing with him prior to the Annual Meeting a later-dated proxy. Furthermore, the Class A Stockholders who are present at the Annual Meeting may revoke their proxies and vote in person. All shares of the Company's Class A Stock represented by properly executed and unrevoked proxies will be voted by the Board of Directors of the Company in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted "FOR" the proposals set forth in this Proxy Statement for consideration at the Annual Meeting. The Directors expect shares of the Common Stock held by executive officers and Directors of the Company will be voted "FOR" such proposals. Such shares, not including shares held in the names of spouses of executive officers and Directors, represent approximately 27 percent of the Class A Stock and 50 percent of the Class B Stock, which will constitute approximately 29 percent of the total shares of Common Stock outstanding as of December 21, 2001.

     Shares of Class A Stock entitled to vote and represented by properly executed, returned and unrevoked proxies including shares with respect to which votes are withheld, abstentions are cast or there are broker non-votes, will be considered present at the meeting for purposes of determining a quorum.

                     VOTING ELECTRONICALLY VIA THE INTERNET

     Holders of Class A Stock may vote via the Internet at the www.ProxyVote.com Web site until 11:59 p.m. Eastern Standard Time February 11, 2002. The Internet voting procedures are designed to authenticate the stockholders' identity and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded. If you would like to receive future stockholder materials electronically, please enroll after you complete your voting process at www.ProxyVote.com.

     Please refer to the proxy card enclosed herewith or to the e-mail announcement that you may have received for voting instructions. If you choose not to vote over the Internet, please complete and return the paper proxy card in the pre-addressed, postage-paid envelope provided herewith.

     If you elected to receive this Proxy Statement electronically over the Internet and would now like to receive a paper copy of this Proxy Statement so that you may submit a paper proxy in lieu of an electronic proxy, you should notify the Secretary of the Company of this request.

VOTING SECURITIES AND BENEFICIAL OWNERSHIP THEREOF BY PRINCIPAL STOCKHOLDERS, DIRECTORS AND OFFICERS

     The Company has two authorized classes of Common Stock, which are designated Class A Common Stock and Class B Common Stock. Holders of the Class B Stock (the "Class B Stockholders") are entitled to elect a majority of the Board of Directors. Otherwise, each share of Common Stock is entitled to one vote upon each matter to be voted on at the Annual Meeting. Stockholders do not have the right to cumulate votes in the election of Directors. The holders of Class B Stock may convert their shares into an equal number of shares of Class A Stock, but holders of Class A Stock may not convert their shares into Class B Stock.

     Only stockholders of record at the close of business on December 21, 2001 (the "Record Date") will be entitled to vote at the Annual Meeting. As of the Record Date, there were 199,536,095 shares of Class A Stock issued and outstanding and 16,372,800 shares of Class B Stock issued and outstanding.

     The following table sets forth, as of December 21, 2001, the beneficial ownership of each class of the Company's Common Stock by Directors, by each of the executive officers named in the Summary Compensation Table, by each person believed by the Company to beneficially own more than 5 percent of the Company's Common Stock and by all current executive officers and Directors of the Company as a group:


                                                        NUMBER OF    PERCENT OF   NUMBER OF   PERCENT OF
                                                        SHARES OF    SHARES OF    SHARES OF   SHARES OF
                                                         CLASS A      CLASS A      CLASS B     CLASS B
                         NAME                             STOCK        STOCK        STOCK       STOCK
                         ----                           ---------    ----------   ---------   ----------
           DIRECTORS AND EXECUTIVE OFFICERS
J. Joe Ricketts(1), Chairman and Founder..............  45,323,515      22.6%     8,186,112      50.0%
Joseph H. Moglia(2), Chief Executive Officer..........   1,033,386         *              0         0
Vincent Passione(3), President, Institutional Client
  Division............................................     209,804         *              0         0
John R. MacDonald(4), Executive Vice President, Chief
  Financial Officer and Treasurer.....................      83,714         *              0         0
J. Peter Ricketts(5), President, Private Client
  Division, Vice Chairman and Corporate Secretary.....   8,921,931       4.5%             0         0
Kurt D. Halvorson(6), Executive Vice President, Chief
  Administrative Officer..............................     321,119         *              0         0
Gene L. Finn(7), Director.............................      82,904         *              0         0
David W. Garrison(8), Director........................      60,249         *              0         0
Thomas Y. Hartley(9), Director........................      52,347         *              0         0
Charles L. Marinaccio(10), Director...................      74,448         *              0         0
Mark L. Mitchell(11), Director........................     142,921         *              0         0
Robert T. Slezak(12), Director........................     130,907         *              0         0
John W. Ward(13), Director............................      59,601         *              0         0
All Directors and Executive Officers as a group(14)
  (17 in group).......................................  56,674,905      28.1%     8,186,112      50.0%
                  OTHER STOCKHOLDERS
Marlene M. Ricketts(15)...............................  32,077,646      16.1%     8,186,688      50.0%
Taunus Corporation(16)................................  26,110,305      13.1%             0         0
Ricketts Grandchildren Trust(17)......................  19,008,000       9.5%             0         0


---------------

  *  Less than 1 percent of the issued and outstanding shares of the class.

 (1) Shares of Class A Stock beneficially owned by Mr. Ricketts consist of 38,016,946 shares held by Mr. Ricketts individually in a brokerage margin account; 3,000,000 shares held jointly with Marlene M. Ricketts, his spouse, in a brokerage margin account; 1,434,467 shares owned by Mr. Ricketts but pledged as collateral; 1,500,000 shares held jointly with Marlene M. Ricketts but pledged as collateral; 332,352 shares held in the
     J. Ricketts IRA; and 1,039,750 shares issuable upon the exercise of options exercisable within 60 days. Percentage of Class A Stock ownership is determined based on 200,575,845 shares of Class A Stock, consisting of 199,536,095 shares outstanding and 1,039,750 shares issuable upon the exercise of options exercisable within 60 days. Shares of Class B Stock beneficially owned by Mr. Ricketts consist of 8,186,112 shares held by the Marlene M. Ricketts 1994 Dynasty Trust, over which Mr. Ricketts has sole voting and dispositive power. If all shares of Class B Stock were converted into Class A Stock, Mr. Ricketts would beneficially own 53,509,627 shares of Class A Stock which would represent approximately 25 percent of the total shares of Class A Stock that would be issued and outstanding after such conversion. Shares of Class A Stock and Class B Stock beneficially owned by Mr. Ricketts do not include shares held by Mrs. Ricketts individually and disclosed in Note (15) below.

 (2) Consists of 151,400 shares held by Mr. Moglia individually in a brokerage margin account and 881,986 shares issuable upon the exercise of options that are exercisable within 60 days.


 (3) Consists of 6,000 shares held by Mr. Passione individually, 3,140 shares held in Mr. Passione's 401(k) account, 87,500 shares issuable upon the exercise of options that are exercisable within 60 days and 113,164 shares held for the benefit of Mr. Passione in a deferred compensation account under the Company's Executive Deferred Compensation Program.


 (4) Consists of 21,800 shares issuable upon the exercise of options that are exercisable within 60 days and 61,914 shares held for the benefit of Mr. MacDonald in a deferred compensation account under the Company's Executive Deferred Compensation Program.

 (5) Consists of 1,066,668 shares held by Mr. Ricketts individually in a brokerage margin account; 74,568 shares held jointly with Susanne Shore, his spouse, in a brokerage margin account; 65,203 shares in Mr. Ricketts' 401(k) account; 22,550 shares issuable upon the exercise of options exercisable within 60 days; 1,435,686 shares in the Marlene Ricketts Trust for the benefit of J. Peter Ricketts over which Mr. Ricketts has sole voting and dispositive power; and 6,257,256 shares in the Marlene Ricketts Annuity Trust 1999 #1, Marlene Ricketts Annuity Trust 1999 #2 and Marlene Ricketts Annuity Trust 2000 #1 over which Mr. Ricketts has shared voting and dispositive power.

 (6) Consists of 259,219 shares held in Mr. Halvorson's 401(k) account and 61,900 shares issuable upon the exercise of options exercisable within 60 days.

 (7) Consists of 75,637 shares held by Mr. Finn individually in a brokerage margin account and 7,267 shares issuable upon the exercise of options exercisable within 60 days.

 (8) Consists of 22,667 shares of Class A Stock issuable upon the exercise of options exercisable within 60 days, 13,628 shares held in a brokerage margin account by the David W. and Nancy J. Garrison Trust and 23,954 shares held in a deferred compensation account for Mr. Garrison.

 (9) Consists of 24,767 shares issuable upon the exercise of options exercisable within 60 days and 27,580 shares held in a deferred compensation account for Mr. Hartley.

(10) Consists of 8,581 shares held in the Charles L. Marinaccio Living Trust and 65,867 shares issuable upon the exercise of options exercisable within 60 days.

(11) Includes 109,812 shares held by Mr. Mitchell individually in a brokerage margin account, 3,467 shares issuable upon the exercise of options exercisable within 60 days, 24,413 shares in the Mark L. Mitchell IRA and 5,229 shares in the Janet T. Mitchell IRA, over which Mr. Mitchell has shared voting and dispositive power.

(12) Represents shares held in a brokerage margin account by Robert T. Slezak and Jane G. Slezak, as trustees of the Robert T. Slezak and Jane G. Slezak Revocable Trust.

(13) Consists of 56,134 shares held by Mr. Ward individually in a brokerage margin account and 3,467 shares issuable upon the exercise of options exercisable within 60 days.

(14) Includes 2,279,463 shares issuable upon the exercise of options exercisable within 60 days. Percentage ownership determined on the basis of 201,815,558 shares of Class A Stock, consisting of 199,536,095 shares outstanding and 2,279,463 shares issuable upon the exercise of options exercisable within 60 days.

(15) Shares of Class A Stock beneficially owned by Mrs. Ricketts consist of 27,245,294 shares held by Mrs. Ricketts individually in a brokerage margin account; 3,000,000 shares held jointly with J. Joe Ricketts, her spouse, in a brokerage margin account; 1,500,000 shares held jointly with J. Joe Ricketts but pledged as collateral; and 332,352 shares held in the M. Ricketts IRA. Shares of Class B Stock beneficially owned by Mrs. Ricketts consist of 8,186,688 shares held by the J. Joe Ricketts 1994 Dynasty Trust, over which Mrs. Ricketts has sole voting and dispositive power. If all shares of Class B Stock were converted into Class A Stock, Mrs. Ricketts would beneficially own 40,264,334 shares of Class A Stock, which would represent approximately 19 percent of the total shares of Class A Stock that would be issued and outstanding after such conversion. Shares of Class A Stock and Class B Stock beneficially owned by Mrs. Ricketts do not include shares held by Mr. Ricketts individually and disclosed in Note (1) above. Mrs. Ricketts' mailing address is c/o Ameritrade Holding Corporation, 4211 South 102nd Street, Omaha, Nebraska, 68127.

(16) Based on Amendment No. 1 to Schedule 13G filed on September 14, 2001 and Form 4 filed on December 10, 2001, with the Securities and Exchange Commission by Taunus Corporation, 31 West 52nd Street, New York, New York, and certain of its wholly-owned subsidiaries. On Amendment No. 1 to
     Schedule 13G, Taunus Corporation and certain of its wholly-owned subsidiaries claimed sole voting power with respect to 26,461,205 shares, sole dispositive power with respect to 26,448,722 shares and no shared voting or dispositive power with respect to any of these shares. BT Investment Partners Inc., 130 Liberty Street, New York, New York, a wholly-owned subsidiary of Taunus Corporation, was the beneficial owner with respect to 26,027,282 of these shares, claimed sole voting and dispositive power with respect to 26,027,282 of these shares and no shared voting or dispositive power with respect to any of these shares.

(17) The trustee of the Ricketts Grandchildren Trust is First National Bank of Omaha, First National Center, 16th and Dodge Streets, Omaha, Nebraska, 68102.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The full Board of Directors consists of nine Directors, five of whom are elected by the Class B Stockholders and four of whom are elected by the Class A Stockholders. Accordingly, the Board has nominated J. Joe Ricketts, Robert T. Slezak, J. Peter Ricketts, Gene L. Finn and John W. Ward to be voted upon by the Class B Stockholders and has nominated David W. Garrison, Thomas Y. Hartley, Charles L. Marinaccio and Mark L. Mitchell to be voted upon by the Class A Stockholders. All nominees have been nominated to serve for a term of one year.

     This Proxy Statement relates only to the solicitation of proxies from the Class A Stockholders with respect to the election of four Directors to be elected by them (the "Class A Directors") and the other matters described herein. The Board of Directors knows of no reason any of Messrs. Garrison, Hartley, Marinaccio and Mitchell might be unavailable to serve as the Class A Directors, and each has expressed an intention to serve, if elected. If any of Messrs. Garrison, Hartley, Marinaccio and Mitchell is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors may recommend. There are no arrangements or understandings between any of the persons nominated to be a Class A Director and any other person pursuant to which any of such nominees was selected.

     The election of a Class A Director requires the affirmative vote of a plurality of the shares of Class A Stock present in person or represented by proxy at the meeting and entitled to vote; provided that a quorum of at least a majority of the outstanding shares of Class A Stock are represented at the meeting. Shares of Class A Stock held by stockholders electing to abstain from voting and "broker non-votes" will be counted towards the presence of a quorum but will not be considered present and voting. Therefore, abstentions and "broker non-votes" will have no impact on the election of Directors. Proxies submitted pursuant to this solicitation will be voted for the election of each of Messrs. Garrison, Hartley, Marinaccio and Mitchell as Class A Directors, unless specified otherwise.

     THE BOARD OF DIRECTORS RECOMMENDS THAT CLASS A STOCKHOLDERS VOTE "FOR" THE ELECTION OF DAVID W. GARRISON, THOMAS Y. HARTLEY, CHARLES L. MARINACCIO AND MARK
L. MITCHELL AS CLASS A DIRECTORS.

     The tables below set forth certain information regarding the Directors of the Company.

NOMINEES TO BE ELECTED BY CLASS A STOCKHOLDERS

                                                                                   DIRECTOR    TERM TO
               NAME                   AGE           PRINCIPAL OCCUPATION            SINCE      EXPIRE
               ----                   ---           --------------------           --------    -------
David W. Garrison.................    46     Chairman and Chief Executive            1997       2002
                                             Officer, Verestar, Inc.
Thomas Y. Hartley.................    68     Chairman, Southwest Gas                 1996       2002
                                             Corporation
Charles L. Marinaccio.............    68     Director, Securities Investor           1997       2002
                                             Protection Corporation (SIPC)
Mark L. Mitchell..................    41     Associate Professor of Business         1996       2002
                                             Administration (Finance), Harvard
                                             University and Principal, CNH
                                             Partners

     David W. Garrison has served as a Director of the Company since December 1997. Mr. Garrison is Chairman and Chief Executive Officer of Verestar, Inc., a subsidiary of American Tower Co. (NYSE:AMT), where he also serves as a Director. Mr. Garrison served as Chief Executive Officer, President and Chairman of the Board of Directors of NETCOM On-Line Communications Services, Inc., an Internet service provider, from 1995 to 1998. Prior to joining NETCOM, Mr. Garrison served as President of SkyTel, a division of Mobil Telecommunications Technologies, Inc., from 1990 to 1994. He holds a B.S. in accounting from Syracuse University and an M.B.A. from Harvard University.

     Thomas Y. Hartley has served as a Director of the Company since December 1996. Mr. Hartley has served as a member of the Board of Directors of Southwest Gas Corporation since 1991, and as its Chairman since 1998. Mr. Hartley was a partner in Deloitte & Touche, a big five public accounting firm, from 1973 to 1988, and served in other positions with Deloitte & Touche from 1959 to 1973. Mr. Hartley was an officer in the United States Air Force from 1955 to 1958. Mr. Hartley was a Director of Rio Hotel and Casino, Inc. from 1990 to 1998, and has served as a director of Sierra Health Services since 1992. Mr. Hartley served as Chairman of the University of Nevada at Las Vegas Foundation from 1994 to 1996. Mr. Hartley is a Certified Public Accountant. Mr. Hartley has a B.S. in commerce from Ohio University and completed the Advanced Management Program at Harvard University.

     Charles L. Marinaccio has served as a Director of the Company since January 1997 and as Chairman of the Board's Audit Committee since May 2000. Mr. Marinaccio has served on the Board of Directors for the Securities Investor Protection Corporation since 1995. From 1985 through 1994, he was a partner with the law firm of Kelley, Drye & Warren. He served as Commissioner of the Securities Exchange Commission ("SEC") from 1984 to 1985. Mr. Marinaccio was General Counsel to the U.S. Senate Committee on Banking, Housing and Urban Affairs from 1975 to 1984, and previously served as an advisor and senior attorney with the regulatory and legal divisions of the Federal Reserve Board. He holds a J.D. from George Washington University and received his B.A. from the University of Connecticut.

     Mark L. Mitchell has served as a Director of the Company since December 1996 and served as a member of the Company's Board of Advisors in 1993. Mr. Mitchell has been an Associate Professor of Business Administration at Harvard University since July 1999. He has been a Principal at CNH Partners, LLC, a merger arbitrage fund, since June 2001. Mr. Mitchell was an Associate Professor of Finance at the University of Chicago from 1994 to 1999 and was an Assistant Professor of Finance from 1990 to 1993. He was a Visiting Associate Professor of Business Administration at Harvard University for the 1997-1998 academic year. Mr. Mitchell was a Senior Financial Economist for the SEC from 1987 to 1990. Mr. Mitchell was a member of the Economic Advisory Board of the National Association of Securities Dealers ("NASD") from 1995 to 1998. Mr. Mitchell received a B.B.A. in economics from the University of Louisiana and received an M.A. in economics and Ph.D. in applied economics from Clemson University.

NOMINEES TO BE ELECTED BY CLASS B STOCKHOLDERS

                                                                                   DIRECTOR    TERM TO
NAME                                  AGE           PRINCIPAL OCCUPATION            SINCE      EXPIRE
----                                  ---           --------------------           --------    -------
J. Joe Ricketts...................    60     Chairman and Founder of the             1981       2002
                                             Company
Robert T. Slezak..................    44     Management Consultant                   1996       2002
J. Peter Ricketts.................    37     President, Private Client               1999       2002
                                             Division, Vice Chairman and
                                             Corporate Secretary of the Company
Gene L. Finn......................    69     Management Consultant                   1996       2002
John W. Ward......................    58     Chairman, Transition                    1997       2002
                                             International, Inc.

     J. Joe Ricketts is currently Chairman of the Company's Board of Directors. He also held the position of Chief Executive Officer from 1981 through February 2001, except for the period from March 1999 to May 2000, during which he was Co-Chief Executive Officer, and the period from May 2000 to August 2000, during which he did not hold the position of Chief Executive Officer. In 1975 Mr. Ricketts became associated with the Company and served as a Director and officer. By 1981, Mr. Ricketts acquired majority control of the Company. Prior to 1975, Mr. Ricketts was a registered representative with a national brokerage firm, an investment advisor with Ricketts & Co. and a branch manager with The Dun & Bradstreet Corporation, a financial information firm. Mr. Ricketts is a Director of Securities Industry Association (SIA) and previously served as a Director of Knight Trading Group, Inc. and Net.B@nk, Inc. Mr. Ricketts served as a member of the District Committee for District 4 of the NASD from 1996 to 1999. Mr. Ricketts is a member of the Board of Trustees for Father Flanagan's Girls and Boys Town and serves on the Board of Directors of the American Enterprise Institute and Creighton University. Mr. Ricketts received his B.A. in economics from Creighton University.


     Robert T. Slezak served as Vice President, Chief Financial Officer and Treasurer of the Company from January 1989 to November 1999 and has served as a Director since October 1996. He is currently a management consultant. Mr. Slezak joined the Company in March 1987 and served as Operations Manager at Ameritrade Clearing, Inc., until January 1989. Prior to that time, Mr. Slezak was a Senior Financial Analyst for Peter Kiewit Sons' Inc., an international construction and mining company, from August 1985 to March 1987. From January 1980 to August 1985, Mr. Slezak was on the audit staff of Deloitte & Touche, a big five accounting firm. Mr. Slezak served as a member of the District Committee for District 4 of the NASD from 1990 to 1992, and as a member of its Nominating Committee from 1993 to 1994. Mr. Slezak is a Certified Public Accountant. Mr. Slezak holds a B.S. in business from the University of Nebraska at Omaha and an M.B.A. from Creighton University. Mr. Slezak is a member of the Board of Directors of the following publicly traded companies: Matrix Bancorp, Inc., Interland, Inc., and Bam! Entertainment, Inc.


     J. Peter Ricketts became President of the Company's Private Client Division in June 2001. In this capacity, Mr. Ricketts oversees and develops the Company's retail client business including its Ameritrade(R), Ameritrade Plus(TM), Ameritrade Pro(TM) and Freetrade.com(TM) products. Since joining the Company in 1993, Mr. Ricketts has held various leadership roles. Most recently, he was interim President of Ameritrade (Inc.). He has also served as Senior Vice President, Strategy and Business Development, where he directed the planning of strategic initiatives such as business partnerships, strategic product development, international expansion and public relations. Mr. Ricketts also held the position of Senior Vice President of Product Development for Ameritrade (Inc.), overseeing all product and feature development activities. As Senior Vice President of Marketing, he directed client acquisition and retention and led the successful $200 million advertising campaign, "Believe in Yourself." Earlier, he served as President of Accutrade, Inc., a subsidiary of the Company and the first brokerage firm to introduce automated order entry over touch-tone telephones. He has served as a Director since October 1999. Mr. Ricketts has been Secretary of the Company since May 2001 and also served as Secretary from November 1996 to October 1999. Mr. Ricketts joined the Company with experience in environmental and economic consulting and rail transportation. Mr. Ricketts holds a B.A. in biology and an M.B.A. in marketing and finance from the University of Chicago. J. Peter Ricketts is the son of J. Joe Ricketts.

     Gene L. Finn has served as a Director of the Company since December 1996. Mr. Finn was Vice President and Chief Economist of the NASD from 1983 to 1995. Mr. Finn was Chief Economist and Senior Advisor for the SEC from 1969 through 1982. In such capacities, Mr. Finn provided policy advice on stock market and investment company regulation and oversight. Mr. Finn is currently a management consultant. Mr. Finn holds a Ph.D. in economics from the University of Wisconsin.

     John W. Ward has served as a Director of the Company and as Chairman of the Board's Compensation Committee since January 1997. Mr. Ward has been an independent consultant since 1991 and Chairman of Transition International, Inc., management consultants in financial services and international corporate strategy, since its formation in 1994. Mr. Ward was Chief Executive Officer of Midland Montagu US Group, New York, a British bank, from 1987 to 1990. Mr. Ward was a Managing Director, President and Chairman of the International Banking Group of Merrill, Lynch & Co. Incorporated from 1981 to 1987. Prior to that time, he was a Vice President of the Merchant Banking Group of Citibank, N.A. Mr. Ward holds a master's degree in chemistry from Oxford University and a business degree from the Manchester Business School in the United Kingdom.

EXECUTIVE OFFICERS OF THE REGISTRANT

     The Company's executive officers are as follows:

NAME                                          AGE                     POSITION
----                                          ---                     --------
J. Joe Ricketts...........................    60     Chairman and Founder
Joseph H. Moglia..........................    52     Chief Executive Officer
Raymond C. Dury...........................    41     Senior Vice President and Co-Chief
                                                     Information Officer
Phylis M. Esposito........................    50     Executive Vice President, Chief Strategy
                                                     Officer
Kurt D. Halvorson.........................    39     Executive Vice President, Chief
                                                     Administrative Officer
Ellen L. Koplow...........................    42     Senior Vice President and General Counsel
John R. MacDonald.........................    46     Executive Vice President, Chief Financial
                                                     Officer and Treasurer
Anne L. Nelson............................    48     Senior Vice President and Chief Marketing
                                                     Officer
Vincent Passione..........................    40     President, Institutional Client Division
J. Peter Ricketts.........................    37     President, Private Client Division

     See "Nominees to be Elected by Class B Stockholders" for information regarding the business experience of J. Joe Ricketts and J. Peter Ricketts.

     Joseph H. Moglia joined the Company as Chief Executive Officer in March 2001. Mr. Moglia joined the Company from Merrill Lynch, where he served as senior vice president and head of the Investment Performance and Product Group for Merrill's Private Client division. He oversaw all investment products, as well as the firm's insurance business and 401(k) efforts. Mr. Moglia joined Merrill Lynch in 1984 and by 1988, was the company's top institutional sales person. In 1992 he became head of Global Fixed Income Institutional Sales and in 1995 ran the firm's Municipal Division before moving to Private Client in 1997. Prior to entering the financial services industry, Mr. Moglia was the defensive coordinator for Dartmouth College's football team. He coached various teams for 16 years, authored a book on football and wrote 11 articles that were published in national coaching journals. Mr. Moglia holds a master's degree from the University of Delaware and a bachelor's in economics from Fordham University.

     Raymond C. Dury has served as Co-Chief Information Officer of the Company since June 2001. He heads the Ameritrade Technology Group, overseeing all information technology functions of the Company. Mr. Dury joined the Company's OnMoney Financial Services Corporation ("OnMoney") subsidiary in 1999, serving as Senior Vice President of Operations and Chief Information Officer until June 2001. Prior to joining the Company, Mr. Dury was a vice president with Citibank, managing security and regulatory risk for Citibank's Internet-only bank, Citi f/i. Prior to joining Citibank, he was vice president of operations for NetDox, a joint venture of Deloitte & Touche Consulting Group and Thurston Group that provides secure electronic business-to-business communication. Mr. Dury received a B.S. in accounting from Franklin University in Columbus, Ohio and passed the Certified Public Accountant exam.

     Phylis M. Esposito joined the Company as Chief Strategy Officer in July 2001. Ms. Esposito oversees mergers and acquisitions, strategic alliances, marketing, business development and corporate communications. Ms. Esposito has over 25 years of financial markets experience. From 1998 until joining the Company, she served as senior partner and project manager for Mathias & Company, Management Consultants. In that role, she provided strategic advice and business plan implementation to global financial institutions, professional service firms and multi-national corporations. Prior to that she was a senior managing director for Bear Stearns & Company. She was also a founding partner and chief financial officer for Artemis Capital Group, and a vice president for Goldman Sachs. Ms. Esposito received an M.B.A. from Columbia University and holds a B.A. from Fordham University.

     Kurt D. Halvorson has served as Chief Administrative Officer since June 2001. He is responsible for communication and coordination of the Company's Executive Management Team. In addition, he oversees human resources, facilities and clearing functions and administers corporate audit. Mr. Halvorson served as President of Advanced Clearing from 1997 to June 2001. He has been with the Company since 1987, also serving as Vice President and General Manager, and Vice President and Controller of Advanced Clearing. Before joining the Company, Mr. Halvorson was a Certified Public Accountant for Deloitte & Touche in Omaha, Nebraska from 1984 to 1987. Mr. Halvorson currently is an industry governor on the board of the Chicago Stock Exchange, serves on the Securities Industry Association Membership Committee and the United Way Young Leaders Society. He is a past member of the Securities Industry Association Firm and Industry Analysis Committee (FIAC). Mr. Halvorson obtained his B.S.B.A. from the University of Nebraska in 1983 and is a Certified Public Accountant. In March 2000, he graduated from the Securities Industry Institute from the Wharton School at the University of Pennsylvania.

     Ellen L. Koplow joined the Company in May 1999 as Deputy General Counsel. She was named Acting General Counsel in November 2000, and accepted the position of General Counsel in June 2001. Prior to joining the Company, Ms. Koplow was managing principal of the Columbia, Maryland office of Miles & Stockbridge P.C. where she was responsible for the operations of attorneys and staff and concentrated her practice in the areas of corporate law, e-commerce, technology law, media, and commercial contracts. Ms. Koplow graduated cum laude from the University of Baltimore Law School in 1983 where she was a member of the Heuisler Honor Society, a Scribes Award winner, and a Comments Editor for the Law Review. She has been a member of the Maryland High Technology Council and has lectured extensively on technology-related issues. In 1998, she was selected by The Daily Record as one of Maryland's Top 100 women.

     John R. (Randy) MacDonald has served as Chief Financial Officer of Ameritrade Holding Corporation since March 2000. Mr. MacDonald is responsible for all financial operations of the Company and Company-wide fiscal management. Prior to joining the Company in March 2000, Mr. MacDonald served in a similar capacity with Investment Technology Group, Inc. ("ITG"), based in New York City. As chief financial officer of ITG, he was responsible for a wide range of activities for the company, including the planning and management of several complex financial transactions such as a corporate spin-off and an initial public offering. He was the executive in charge of administration, accounting operations, corporate capital management, tax compliance, risk management, investor relations, and the design and implementation of improved compensation and benefit plans. Previously, Mr. MacDonald worked with Salomon Brothers in New York where he served as Vice President and Group Manager responsible for the development and creation of a consulting group for integrated financial instrument engineering and for providing their clients with practical accounting solutions. While at Salomon Brothers, he also re-engineered their internal reporting and budgeting systems. Earlier, he was employed with Deloitte & Touche as Audit Senior Manager specializing in commercial banking, joint ventures in real estate, and financial services. Mr. MacDonald began his career at Ernst & Young, performing financial audits with a concentration in international operations. He holds a B.S. in accounting from Boston College, and is a member of the American Institute of Certified Public Accountants as well as other professional organizations.

     Anne Nelson joined the Company in November 1999. As Chief Marketing Officer, Mrs. Nelson oversees marketing strategy as well as advertising, brand management, database management and client marketing. Previously, she served for six years as the executive vice president of marketing for HSBC Bank USA, where she headed retail, corporate and investment marketing for the United States. During her tenure, she directed the brand identity change from Marine Midland to HSBC, which was part of HSBC's global transition to a single brand name. Prior to HSBC, Mrs. Nelson spent 10 years with CoreStates Financial Corp., located in Philadelphia, in a number of senior level positions in their retail marketing, credit card and acquisition divisions. Mrs. Nelson received her M.B.A. from Temple University and holds a B.A. from LaSalle College. She completed additional post-graduate studies at the Wharton School of the University of Pennsylvania. In 2000, she was named one of the Top 100 Advertising Executives by Advertising Age, and one of the Top 10 Marketers by Financial Services Marketing.

     Vincent Passione was named President of the Company's Institutional Client Division in June 2001. In this capacity, Mr. Passione oversees Ameritrade Financial Services(TM), Ameritrade Corporate Services(TM), Ameritrade Advisor Services(TM), Ameritrade Clearing Services(TM) and TradeCast by Ameritrade(TM). Previously, Mr. Passione was President and Chief Executive Officer of OnMoney. He joined the Company in August 1999, oversaw the launch of the OnMoney.com Web site and was responsible for all aspects of OnMoney's operations, including the growth of the company's business strategy and corporate development. Mr. Passione spent six years at Citigroup managing its U.S. Technology organization. His last assignment was as the chief operation officer for Citi f/i (Financial Interactive) where he developed and implemented the strategy, delivery capability and infrastructure for this nationwide Internet bank. Prior to joining Citi f/i, Mr. Passione served as chief technology officer for Citigroup's U.S. Consumer Bank. He led a staff of over 500, which was responsible for the design, development and maintenance of the entire Citigroup U.S. technology base. During his tenure, Mr. Passione spearheaded several major efforts, including the conversion of the U.S. Consumer Bank to a single technology platform, the implementation of one of the banking industry's largest customer relationship management systems, and the establishment of the bank's first Y2K remediation factory, which became the model for the rest of Citicorp's technology organizations. Mr. Passione has a B.S. in computer science from New York Polytechnic Institute.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon the Company's review of forms filed by Directors, officers and certain beneficial owners of the Company's Common Stock (the "Section 16(a) Reporting Persons") pursuant to Section 16 of the 1934 Act, the Company has identified the following late filings by the Section 16(a) Reporting
Persons: grants of stock on a deferred basis under the Executive Deferred Compensation Program were reported late on Forms 5 by John R. MacDonald (1 award in fiscal 2001) and by James M. Ditmore (1 award in fiscal 2001); grants of stock on a deferred basis under the 1996 Directors Incentive Plan were reported late on Forms 5 by David W. Garrison (2 awards in fiscal 1998, 4 in fiscal 1999, 1 in fiscal 2000 and 3 in fiscal 2001) and by Thomas Y. Hartley (2 awards in fiscal 1998, 1 in fiscal 1999, 4 in fiscal 2000 and 4 in fiscal 2001); the Initial Statement of Beneficial Ownership of Securities on Form 3 by Joseph H. Moglia was filed late (reflecting the award of stock options in fiscal 2001); and the acquisition of shares by Anne Nelson was reported late on a Form 4 (1 transaction in fiscal 2001).

BOARD MEETINGS AND COMMITTEES


     The Board of Directors conducts its business through meetings of the Board and actions taken by written consent in lieu of meetings and by the actions of its Committees. During the fiscal year ended September 28, 2001, the Board of Directors held seven meetings and took action by written consent one time. During fiscal year 2001, each Director attended at least 75 percent of the aggregate number of meetings of the Board of Directors and meetings of the Committees of the Board of Directors on which he served.

     The Board of Directors has established two Committees: Audit and Compensation.

     AUDIT COMMITTEE. The functions performed by the Audit Committee are described in the Audit Committee Charter and include (i) overseeing the Company's internal accounting and operational controls as well as its financial and regulatory reporting, (ii) selecting the Company's independent auditors and managing director of corporate audit, and assessing their performance on an ongoing basis, (iii) reviewing the Company's financial statements and audit findings, and taking any action considered appropriate by the Audit Committee and the Board of Directors, (iv) performing other oversight functions as requested by the full Board of Directors, and (v) reporting activities performed to the full Board of Directors. The Audit Committee Charter was adopted at the February 22, 2000 Audit Committee meeting and the February 23, 2000 Board of Directors meeting. The Charter was subsequently reviewed and reaffirmed at the November 12, 2001 Audit Committee meeting. The Audit Committee is composed of Directors Finn, Hartley, Marinaccio and Slezak. The Audit Committee met nine times during fiscal year 2001.

     All Audit Committee members are "independent" as defined in the applicable listing standards of the NASD, except Mr. Slezak, who serves as a non-independent Director of the Audit Committee. Mr. Slezak formerly served as the Chief Financial Officer of the Company and officially retired as Chief Financial Officer effective November 15, 1999. Mr. Slezak was subsequently appointed to serve on the Audit Committee at the February 23, 2000 Board of Directors meeting. The Board of Directors determined that the addition of Mr. Slezak to the Audit Committee was an appropriate and acceptable appointment because of his extensive industry and financial expertise and background and was in the best interests of the Company and its stockholders. The Board of Directors determined that Mr. Slezak's appointment to the Audit Committee complies with the conditions stipulated in the NASD independence rules that allow "one non-independent director" to serve on the Audit Committee of the Board of Directors under exceptional and limited circumstances.

     COMPENSATION COMMITTEE. The Compensation Committee reviews and approves broad compensation philosophy and policy and changes in executive salary levels, bonus payments and stock option awards pursuant to the Company's management incentive plans as outlined below. The Compensation Committee consists of Directors Garrison, Mitchell and Ward. The Compensation Committee met five times during fiscal year 2001.

     The Company does not have a standing Nominating Committee. Nominations of both Class A Directors and Class B Directors are made by the entire Board of Directors.

COMPENSATION OF DIRECTORS

     The Company maintains the Ameritrade Holding Corporation Directors Incentive Plan (the "Directors Plan") pursuant to which non-employee Directors are granted various equity awards and may make elections with respect to the payment of their retainers and fees. Specifically, the Directors Plan provides that, upon a non-employee Director's election to the Board for his first term, the Director will receive (a) a stock option to purchase such number of shares of the Company's Class A Stock as determined by the Chairman of the Board and approved by the Board and (b) an award of Restricted Stock, the fair market value of which is equal to $20,000 or such other amount determined by the Board from time to time. Non-employee Directors may also be awarded stock options other than upon their initial election to the Board as determined from time to time by the Board. Awards made pursuant to the Directors Plan will generally vest in substantially equal annual installments over a period of three years, beginning with the first anniversary of the grant date. The exercise price of options granted under the Directors Plan may not be less than the fair market value of a share of the Company's Class A Stock on the date of the grant of the option.

     Employee Directors do not receive compensation for services provided as a Director. Non-employee Directors receive an annual retainer payable in advance. For fiscal year 2001, the annual retainer was $25,000, payable in the form of cash or Class A Stock at the election of the Director. Non-employee Directors receive payment of $1,500 for quarterly meetings and $1,000 for Committee meetings, all payable quarterly in advance in the form of cash or Class A Stock at the election of the Director. The foregoing elections and payments are made pursuant to the Directors Plan.

     Pursuant to the Directors Plan, non-employee Directors may elect to defer receipt of all or a portion of the retainer and meeting and Committee fees otherwise payable to the non-employee Director, including those amounts that would otherwise be payable to the non-employee Director in the form of Class A Stock. Amounts deferred pursuant to a non-employee Director's election are credited to a bookkeeping account which consists of a "Cash Subaccount" reflecting amounts that would otherwise have been payable to the non-employee Director in cash and a "Stock Subaccount" reflecting amounts that would otherwise have been payable to the non-employee Director in Class A Stock. As of the first day of each calendar quarter, the Cash Subaccount is adjusted to reflect contributions and distributions during the preceding calendar quarter and is credited with interest computed at the prime rate as reported by the Wall Street Journal for that date (or, if that day is not a business day, the next preceding business day). The Stock Subaccount is credited with "stock units" as of each day that a deferred amount would otherwise have been payable to the non-employee Director in Class A Stock, is charged with stock units as of each day on which amounts are distributed from the Stock Subaccount and is credited with stock units as of each record date to reflect dividends paid on the Class A Stock. For purposes of the adjustments to the Stock Subaccount, one stock unit corresponds to one share of the Class A Stock.

     Deferred amounts are payable to non-employee Directors as of a distribution date elected by the non-employee Director at the time of the deferral. Distributions of deferred amounts can be made in ten annual installments commencing on the distribution date elected. A non-employee Director may also elect to have payments in a lump sum or in any number of annual payments not exceeding ten. If a non-employee Director dies prior to the full payment of his deferral account, the balance will be paid to a beneficiary designated by the non-employee Director.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth a three year history of the annual and long-term compensation awarded to, earned by or paid by the Company and its subsidiaries to each person serving as Chief Executive Officer at any time during the fiscal year ended September 28, 2001, and to each of the other four highest paid executive officers of the Company (collectively, the "Named Executive Officers") for the fiscal year ended September 28, 2001.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                                                  ANNUAL COMPENSATION                 COMPENSATION
                                     ---------------------------------------------    ------------
                                                                                       SECURITIES
                                                                                       UNDERLYING      ALL OTHER
                                                                   OTHER ANNUAL         OPTIONS/      COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR    SALARY ($)    BONUS ($)    COMPENSATION(1)($)      SARS(#)           ($)
---------------------------  ----    ----------    ---------    ------------------     ----------     ------------
J. Joe Ricketts(2)........   2001     631,251        353,749           30,000                 --             --
Chairman, Chief Executive    2000     540,003        606,801           30,000            298,700             --
Officer and Founder          1999     435,000         54,375           12,580                 --             --
Joseph H. Moglia(3).......   2001     350,769      1,533,320        4,515,890          1,816,132        141,360
Chief Executive Officer
Vincent Passione(4).......   2001     329,135        125,000          617,500            350,000             --
President, Institutional     2000     300,000        425,000               --                 --             --
Client Division              1999      50,000        125,000               --                 --             --

                                                                                       LONG-TERM
                                                  ANNUAL COMPENSATION                 COMPENSATION
                                     ---------------------------------------------    ------------
                                                                                       SECURITIES
                                                                                       UNDERLYING      ALL OTHER
                                                                   OTHER ANNUAL         OPTIONS/      COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR    SALARY ($)    BONUS ($)    COMPENSATION(1)($)      SARS(#)           ($)
---------------------------  ----    ----------    ---------    ------------------     ----------     ------------
John R. MacDonald(5)......   2001     311,250         87,500          262,500            100,000             --
Executive Vice President,    2000     155,770         58,414          175,241             87,200         23,895
Chief Financial Officer
and Treasurer
J. Peter Ricketts.........   2001     228,264        200,000           30,000            100,000             --
President, Private           2000     147,456        100,000           30,000             29,900             --
Client Division              1999     104,099         68,791           17,730             11,400             --
Vice Chairman and
Corporate Secretary
Kurt D. Halvorson.........   2001     263,751        150,000           30,000            100,000             --
Executive Vice               2000     226,128        201,000           30,000             59,800             --
President, Chief             1999     165,375        104,482           12,580             48,000             --
Administrative Officer

---------------

(1) The amounts in this column for Mr. J. Joe Ricketts, Mr. J. Peter Ricketts and Mr. Halvorson represent employer contributions to the Company's Profit Sharing Plan in the form of Company Class A Stock. In the cases of Mr. Passione and Mr. MacDonald, the amounts shown include bonus payments that were deferred by the employee into a trust that holds shares of Class A Stock pursuant to the Ameritrade Holding Corporation Executive Deferred Compensation Program and, in the case of Mr. Passione, profit sharing contributions in the form of Company Class A Stock. Amounts shown in this column for Mr. Moglia represent deferred compensation earned pursuant to his employment agreement.

(2) Mr. J. Joe Ricketts served as Chief Executive Officer through February 2001.

(3) Mr. Moglia became an employee of the Company in March 2001. Amounts under Bonus include Mr. Moglia's signing bonus pursuant to his employment agreement. Amounts under All Other Compensation for Mr. Moglia represent reimbursement of moving expenses.

(4) Mr. Passione became an employee of the Company in August 1999.

(5) Mr. MacDonald became an employee of the Company in March 2000. Amounts under All Other Compensation for Mr. MacDonald represent reimbursement of moving expenses.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information regarding stock options granted to Named Executive Officers during fiscal 2001 pursuant to the Long-Term Incentive Plan. No grants of Stock Appreciation Rights were made in fiscal 2001.

                                                     INDIVIDUAL GRANTS
                                    ----------------------------------------------------    POTENTIAL REALIZABLE
                                    NUMBER OF     % OF TOTAL                                  VALUE AT ASSUMED
                                    SECURITIES     OPTIONS                                    ANNUAL RATES OF
                                    UNDERLYING    GRANTED TO                               STOCK APPRECIATION FOR
                                     OPTIONS     EMPLOYEES IN   EXERCISE OR                THE OPTION TERM(2) ($)
                                     GRANTED        FISCAL      BASE PRICE    EXPIRATION   ----------------------
               NAME                    (#)         YEAR(1)       ($/SHARE)       DATE         5%          10%
               ----                 ----------   ------------   -----------   ----------      --          ---
J. Joe Ricketts...................         --         0.0%            --            --            --           --
Joseph H. Moglia..................  1,816,132        36.5%          8.25        3/1/11     9,422,784   23,879,185
Vincent Passione..................    350,000         7.0%          6.72       6/27/11     1,479,160    3,748,482
John R. MacDonald.................    100,000         2.0%         10.00       5/17/11       472,521    1,344,743
J. Peter Ricketts.................    100,000         2.0%         10.00       5/17/11       472,521    1,344,743
Kurt D. Halvorson.................    100,000         2.0%         10.00       5/17/11       472,521    1,344,743

---------------

(1) Based on an aggregate of 4,974,777 options granted to employees during fiscal 2001.

(2) Calculated on the assumption that the market value of the underlying stock increases at the stated values compounded annually for the ten-year term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

     The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during fiscal 2001 and unexercised options held as of the end of fiscal 2001.

                                                              NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                NUMBER OF                    UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                                 SHARES                    OPTIONS AT SEPT. 28, 2001          AT SEPT. 28, 2001(1)
                               ACQUIRED ON     VALUE      ----------------------------    ----------------------------
           NAME                 EXERCISE      REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
           ----                -----------    --------    -----------    -------------    -----------    -------------
J. Joe Ricketts............        --           --          965,075          224,025      $1,678,404          $--
Joseph H. Moglia...........        --           --          524,222        1,291,910      $       --          $--
Vincent Passione...........        --           --           43,750          306,250      $       --          $--
John R. MacDonald..........        --           --           21,800          165,400      $       --          $--
J. Peter Ricketts..........        --           --           15,075          126,225      $       --          $--
Kurt D. Halvorson..........        --           --           46,950          160,850      $       --          $--

---------------

(1) Based on the market price of $4.01 per share, which was the closing price per share of the Company's Common Stock on the Nasdaq National Market on the last day of fiscal 2001, less the exercise price payable for such shares.

EMPLOYMENT AND SEVERANCE AGREEMENTS

     The Company currently has employment agreements with its Chief Executive Officer, Joseph H. Moglia, and John R. MacDonald, Executive Vice President, Chief Financial Officer and Treasurer.

     Mr. Moglia's employment agreement was entered into as of March 1, 2001, and has a two-year initial term. The agreement renews automatically for an additional two-year term unless either party provides written notice of non-renewal to the other at least 90 days before the last day of the initial term. In addition, either party may terminate the employment agreement with or without cause (as defined therein). Mr. Moglia's employment agreement provides for the payment of a base salary, an annual bonus, a one-time signing bonus, grants of stock options pursuant to the Company's Long-Term Incentive Plan, benefits pursuant to a deferred compensation plan (as described below), and participation in other employee benefits under the various benefit plans and programs maintained by the Company. If Mr. Moglia is discharged from employment by the Company without cause or terminates his employment under circumstances which constitute constructive dismissal (as defined in the agreement), he will be entitled to 100 percent vesting of his stock options and his account under the deferred compensation plan. If a change in control of the Company occurs (as defined in the agreement), Mr. Moglia's employment will automatically terminate and he will be entitled to the payments and benefits to which he would otherwise be entitled under the agreement had he continued in employment with the Company through both the initial and additional two-year terms. In addition, if, during the initial two-year term, a change in control occurs, Mr. Moglia's employment is terminated by the Company without cause, or if Mr. Moglia's employment is terminated under circumstances which constitute a constructive dismissal (as defined in the agreement), he will be awarded stock options which would have been awarded to him at the beginning of the additional two-year term, except that the options shall be granted as of the date of the change of control or termination date, as applicable, with an exercise price equal to 80 percent of the fair market value of a share of Company Class A Common Stock on the date of grant. Mr. Moglia's employment agreement contains covenants by him not to compete with the Company during the term of employment and for a specified period thereafter. He is generally entitled to receive noncompetition payments (as defined in the agreement) during the period subsequent to his termination in which the covenant not to compete is in effect.

     Under the deferred compensation plan established in connection with Mr. Moglia's employment agreement, Mr. Moglia is entitled to a deferred payment of cash compensation, as adjusted for earnings and losses related to investment decisions made by him. The balance in the deferred compensation account vests pro rata on a daily basis over the initial two-year term but becomes fully vested as described above. Payments of the deferred compensation account balance begin as soon as practicable after Mr. Moglia's termination date and may be made in a lump sum or installments over a period of not more than 10 years, as elected by Mr. Moglia in accordance with the plan. If Mr. Moglia dies before the vested balance in his deferred compensation account is paid to him, the vested balance is paid to a beneficiary named by him in a lump sum.

     Mr. MacDonald's employment agreement was entered into as of March 27, 2000 and provides for Mr. MacDonald to be an employee-at-will. Mr. MacDonald's employment agreement may be terminated by either Mr. MacDonald or the Company at any time; however, if Mr. MacDonald is terminated by the Company for any reason other than cause (as defined in the agreement) or is terminated within six months after a change of control (as defined in the agreement) of the Company, Mr. MacDonald is entitled to receive continued payments of his base salary for a period of one year after termination. Additionally, in the event of a change in control (as defined in the agreement), all unvested stock options then held shall become fully vested. Mr. MacDonald's employment agreement provides for the payment of a base salary (which is subject to adjustment) and an incentive bonus, the grant of stock options pursuant to the Company's Long-Term Incentive Plan and participation in other employee benefits under the various benefit plans and programs maintained by the Company. Mr. MacDonald's employment agreement contains covenants by the employee not to compete with the Company during the term of employment and for a specified period thereafter.

     Each of the Employment Agreements described above contain confidentiality covenants on the part of the named officers that survive termination of the agreements.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     This report is not deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission (the "SEC") or subject to the SEC's proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the "1934 Act") and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933 (the "1933 Act") or the 1934 Act.

     The Compensation Committee (the "Committee") of the Board of Directors establishes and administers the Company's executive compensation programs. The Committee is currently composed of three non-employee Directors of the Board, Messrs. Garrison, Mitchell, and Ward. No member of the Committee during fiscal year 2001 was an employee of the Company or any of its subsidiaries. Each member qualifies as a "non-employee director" under rule 16b-3 of the Securities Exchange Act of 1934 and as an "outside director" under Section 162(m) of the Internal Revenue Code.

COMPENSATION PHILOSOPHY AND POLICY OVERVIEW

     THE COMMITTEE'S PURPOSE IS TO DEVELOP AND MAINTAIN COMPENSATION PROGRAMS AND POLICIES REFLECTIVE OF THE COMPANY'S STRATEGY FOR ACHIEVING GOALS TO MAXIMIZE STOCKHOLDER VALUE. TO ACCOMPLISH THIS, THE COMMITTEE CONSTRUCTS COMPENSATION DETERMINATIONS BASED UPON THE FOLLOWING GOALS:

          1. Align executive compensation with stockholder interests; and

          2. Attract, retain, and motivate an effective executive team.

     The Company's executive officers are assigned to pay grades, each with an established pay range. Assignment to a pay grade is determined by comparing individual responsibilities with industry survey data and internal equity. In addition, a percentage of salary determines a target annual incentive bonus award and long-term incentive awards are based on a factor of salary. Both the incentive bonus and long-term incentives are at-risk pay, which serves to motivate the executive to perform, and comprises a large portion of total executive compensation. The Committee utilized the services of an external executive compensation consultant to provide the utmost objective and competitive data to ensure stockholder-beneficial decision making consistent with the Company's compensation goals.

     The Committee and the Company strongly believe in executive ownership of Company stock. This benefits stockholders by meaningfully aligning executive goals and decision-making to stockholder needs. Executives are required to adhere to certain Equity Ownership Guidelines that require a specific percentage of Company stock ownership.

BASE SALARIES

     In order to remain competitive with the market, the Committee reviews executive salaries and pay grades at least annually. Comparably sized general industry and financial services competitors are selected for analysis and comparison. Executive officer salary adjustments are determined by objective and subjective evaluation of individual performance and by comparison with market data of external comparable positions, internal comparison, and applicable terms of existing employment agreements.

ANNUAL INCENTIVE BONUSES

     Annual incentive bonuses are designed to promote strong Company performance and achievement of the Company's initiatives. Target incentive percentages are set at the beginning of the fiscal year and payout is earned according to achievement of Company goals. For Fiscal Year 2001, 50 percent of annual incentive was based upon corporate performance and the remaining 50 percent was based upon individual performance.

     Executives were able to defer all or part of annual incentive bonuses under a deferred compensation program in the form of Company stock.

2002 MANAGEMENT INCENTIVE PLAN

     Included in this Proxy Statement is a proposal for approval of a management incentive plan. This plan is based on the achievement of key corporate performance metrics and is Section 162(m) qualified in order to maximize tax deductibility for the Company, while providing strong incentive for goal achievement at the highest levels of the organization.

LONG-TERM INCENTIVES

     The Company strongly supports stock ownership at all levels and maintains a broadbased and executive stock option program. Long-term incentives are awarded to foster forward-looking motivation and long-term growth for stockholders. In some cases, options were awarded at a premium strike price, in order to emphasize this future orientation. Other annual stock option awards were granted with a strike price of fair market value on the date of grant.

     Annual stock option awards were determined based on the Company's total stockholder return ("TSR"). This measurement compares Company stock performance with the stock performance of a peer group. The Company's relative performance against the peer group is applied to the target award level per individual executive.

     The Committee also considers the award of stock options in specific cases based on individual performance or for purposes of retaining and attracting key executives.

     Although the long-term incentive plan also permits the award of stock appreciation rights, stock awards (including Restricted Stock), and performance units, no such awards have been made under the program.

DEDUCTIBILITY OF COMPENSATION

     Section 162(m) of the Internal Revenue Code of 1986, as amended ("the Code"), limits the Company's deduction for compensation paid to the executive officers named in the Summary Compensation Table to $1 million unless certain requirements are met. The policy of the Compensation Committee with respect to
Section 162(m) is to establish and maintain a compensation program that will optimize the deductibility of compensation. However, the Committee must exercise its right to use judgement where merited by the need to respond to changing business conditions or by an executive officer's individual performance, to authorize compensation, which may not, in a specific case, be fully deductible by the Company. For fiscal year 2001, the only executive officer to exceed $1 million in compensation was Mr. Moglia, based largely on the need to recruit him from his previous employer. The Committee has reviewed this arrangement and the related Section 162(m) issues and given its approval.

CHIEF EXECUTIVE OFFICER COMPENSATION

     In Fiscal Year 2001, both Mr. J. Joe Ricketts and Mr. Moglia served in the capacity of Chief Executive Officer. Mr. Ricketts served from the beginning of the fiscal year until February 28, 2001. Mr. Moglia's tenure began on March 1, 2001 and continued through the end of the fiscal year. The determination of the Chief Executive Officer's salary, annual incentive, and grants of stock options followed the philosophy and policies set forth above for all other executive compensation, subject to any individual terms negotiated and demonstrated in the executive's employment agreement.

                                          David W. Garrison
                                          Mark L. Mitchell
                                          John W. Ward

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 2001, there were no Compensation Committee interlocks and no insider participation in Compensation Committee decisions that were required to be reported under the rules and regulations of the 1934 Act.

COMPANY PERFORMANCE

     The company performance information is not deemed to be "soliciting material" or to be "filed" with the SEC or subject to the SEC's proxy rules or to the liabilities of Section 18 of the 1934 Act and the company performance information shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the 1933 Act or the 1934 Act.

     The following graph and table set forth certain information comparing the cumulative total return from a $100 investment in the Company and the stocks making up an industry peer group and a broad-based stock index on March 4, 1997 (the date the Company's stock commenced public trading) through the end of the Company's most recent fiscal year.

                              [PERFORMANCE GRAPH]

                                                                      PERIOD ENDING
                                             ---------------------------------------------------------------
INDEX                                        3/4/97    9/26/97    9/25/98    9/24/99     9/29/00     9/28/01
-----                                        ------    -------    -------    --------    --------    -------
Ameritrade Holding Corporation...........    100.00    171.67     240.00     1,445.00    1,420.00    320.80
S&P 500..................................    100.00    121.03     131.99       168.64      191.05    140.09
Peer Group...............................    100.00    155.41     152.93       418.56      584.01    195.50

The Peer Group is comprised of the following companies whose primary business is online brokerage:
        The Charles Schwab Corporation
        E*TRADE Group, Inc.
        CSFBdirect Inc.
        TD Waterhouse Group, Inc.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     J. Joe Ricketts, the Company's Chairman and Founder and Gene L. Finn, a Director of the Company, served on the Board of Directors of Knight Trading Group, Inc. ("Knight") during fiscal 2001 until their resignations from the Knight Board in February 2001. The Company executes a portion of its securities transactions through subsidiaries of Knight. Revenues earned by the Company related to such transactions totaled $9.9 million in fiscal 2001.

     On September 6, 2001, the Company acquired from National Discount Brokers Group, Inc. ("NDB Group") all the outstanding stock of National Discount Brokers Corporation ("NDB.com"). Pursuant to the terms of the purchase agreement dated July 30, 2001, between the Company and NDB Group (the "Purchase Agreement"), the Company paid aggregate consideration of $154 million, consisting of 26,027,282 shares of its Class A Stock issued to BT Investment Partners Inc., an affiliate of NDB Group and a subsidiary of Taunus Corporation ("Taunus"), and $20,000 in cash paid to NDB Group. Taunus, through its ownership of BT Investment Partners Inc., owned approximately 13% of the Company's Class A Stock upon completion of the transaction.


     The Company entered into certain agreements with affiliates of Taunus prior to Taunus becoming a beneficial owner of greater than 5% of the Company's Class A Stock. In April 2001, the Company entered into an agreement with Deutsche Banc Alex. Brown Inc. ("DB Alex. Brown"), an affiliate of Taunus, to provide financial advisory and investment banking services. The Company paid a one-time retainer fee of $150,000 to DB Alex. Brown. Under the agreement, the Company will pay additional fees if a merger with or acquisition of another company is completed, based on the amount of consideration paid, or if DB Alex. Brown renders a fairness opinion. No such fees have been paid by the Company since Taunus became a beneficial owner of greater than 5% of the Company's Class A Stock. In July 2001, the Company entered into an equity index swap arrangement with Deutsche Bank AG, an affiliate of Taunus, for the purpose of hedging the Company's obligation under its deferred compensation plan for its Chief Executive Officer. The Company paid interest and fees to Deutsche Bank AG of $0.7 million related to this arrangement. The swap arrangement was assigned from Deutsche Bank AG to an unaffiliated counterparty in November 2001.


     In October 2001, the Company entered into an agreement with NDB Group, which in part amended the Purchase Agreement, relating to the occupancy and surrender of certain premises by NDB.com. The agreement provides, among other things, that NDB Group will purchase from the Company certain furniture, fixtures and building equipment for a price of $0.5 million.

     The Company executes a portion of its securities transactions through subsidiaries of Taunus. Revenues earned by the Company related to such transactions totaled $2.1 million in fiscal 2001.

     The Company believes that its transactions with affiliates of Taunus have been negotiated on an arms-length basis and have been entered into on terms no more or less favorable than those available in similar transactions with other unaffiliated third parties.

     Certain Directors and executive officers, and members of their immediate families, maintain margin trading accounts with the Company. Margin loans to these individuals were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

                                   PROPOSAL 2

                     RATIFICATION OF APPOINTMENT OF AUDITOR

     Deloitte & Touche LLP, which has been the independent auditor for the Company since 1975, has been appointed by the Board of Directors as auditor for the Company and its subsidiaries for the fiscal year ending September 27, 2002. This appointment is being presented to the stockholders for ratification. The ratification of the appointment of auditor requires the affirmative vote of the holders of a majority of the total shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting; provided that a quorum of at least a majority of the outstanding shares of Class A Stock are represented at the meeting. Abstentions will have the same effect as a vote against ratification. Broker non-votes will not be considered shares entitled to vote with respect to ratification of the appointment and will not be counted as votes for or against the ratification. This proxy is being solicited with respect to the ratification of the appointment of auditor only from the Class A Stockholders. Proxies submitted pursuant to this solicitation will be voted for the ratification of Deloitte & Touche LLP as the Company's auditors for the fiscal year ending September 27, 2002, unless specified otherwise.

     THE BOARD OF DIRECTORS RECOMMENDS THAT CLASS A STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 27, 2002.

     Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will be provided an opportunity to make a statement and to respond to appropriate inquiries from stockholders.

AUDIT AND ALL OTHER FEES

     Fees for the last fiscal year were: Audit $179,950 and All Other $382,423. There were no fees for financial information systems design and implementation during the last fiscal year. Audit fees relate to services rendered in connection with the audit of the Company's consolidated financial statements and the quarterly reviews of financial statements included in the Company's Forms 10-Q. All other fees relate to non-financial statement audit related services and include fees for items such as statutory audits, business acquisitions, tax consultations and accounting consultations. The Audit Committee considers whether the provision of All Other services is compatible with maintaining the auditor's independence, and has determined such services for fiscal 2001 were compatible.

     We have been advised by Deloitte & Touche LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in Ameritrade or its subsidiaries.

REPORT OF THE AUDIT COMMITTEE


     The following report is not deemed to be "soliciting material" or to be "filed" with the SEC or subject to the SEC's proxy rules or to the liabilities of Section 18 of the 1934 Act and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the 1933 Act or the 1934 Act.


     The Audit Committee evidenced its completion of and compliance with the duties and responsibilities set forth in the adopted Audit Committee Charter through a formal written report dated and executed as of December 6, 2001. The report will be submitted to the Board of Directors of the Company at the February 12, 2002 Board meeting. A copy of that report is set forth below.

December 6, 2001

The Board of Directors
Ameritrade Holding Corporation

Fellow Directors:

The Audit Committee conducted its oversight activities for Ameritrade Holding Corporation and subsidiaries ("Ameritrade") in accordance with the duties and responsibilities outlined in the audit committee charter. The Audit Committee, with the assistance and support of the Corporate Audit Department and management of Ameritrade Holding Corporation, has fulfilled its objectives, duties and responsibilities as stipulated in the audit committee charter and has provided adequate and appropriate independent oversight and monitoring of Ameritrade's systems of internal control for the fiscal year ended September 28, 2001.

These activities included, but were not limited to, the following significant accomplishments during the fiscal year ended September 28, 2001:

- Reviewed and discussed the audited financial statements with management.

- Discussed with the external auditors the matters requiring discussion by Statement on Auditing Standards No. 61.

- Received written disclosures and letter from the external auditors required by Independence Standards Board Standard No. 1, and discussed with the auditors their independence.

In reliance on the Committee's review and discussions of the matters referred to above, the Audit Committee recommends the audited financial statements be included in Ameritrade's Annual Report on Form 10-K for the year ended September 28, 2001, for filing with the Securities and Exchange Commission.

Respectfully submitted,

Ameritrade Holding Corporation Audit Committee

Charles L. Marinaccio, Chairman
Gene L. Finn
Thomas Y. Hartley
Robert T. Slezak

                                   PROPOSAL 3

               AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

     The Board of Directors has declared advisable, and directed that there be submitted to the stockholders of the Company for approval, an amendment to the Company's Restated Certificate of Incorporation. In the event that stockholder approval is received, Article FOURTH would be amended to increase the number of shares of Class A Stock and Class B Stock that the Company is authorized to issue to 370,000,000 and

25,000,000, respectively. The text of Amendment No. 1 to the Restated Certificate of Incorporation is set forth in Appendix A to this Proxy Statement.

     Currently the Company has a total of 291,000,000 shares of capital stock authorized, consisting of 270,000,000 shares of Class A Stock, 18,000,000 shares of Class B Stock and 3,000,000 shares of Preferred Stock. As of the Record Date, there were 199,831,088 shares of Class A Stock issued, 199,536,095 shares of Class A Stock outstanding and 16,372,800 shares of Class B Stock issued and outstanding. In addition, as of the Record Date, there were approximately 11.0 million shares of Class A Stock reserved for issuance pursuant to the Company's employee benefit plans and outstanding convertible notes. No shares of Preferred Stock were issued and outstanding. The Board of Directors has proposed this amendment to ensure that a sufficient number of shares of Common Stock will be available, if needed, in connection with future transactions that the Board of Directors may consider advantageous to the Company, including stock splits effected as stock dividends, public offerings and acquisitions or other business combinations and transactions. An increase in the number of shares of Common Stock authorized for issuance would be beneficial to the Company by providing additional flexibility to respond to future business opportunities as they may arise and by enabling the Board of Directors to issue additional shares of Common Stock expeditiously if and when it deems such an issuance to be advisable.

     The additional shares of Common Stock will be available for issuance without further action by the stockholders, except as required by Delaware law or the rules of The Nasdaq National Market. Under current Nasdaq rules, stockholder approval is generally required to issue shares of Common Stock, or securities convertible into or exercisable for shares of Common Stock, in one or a series of related transactions, if such shares represent 20% or more of the voting power of outstanding shares of the Company. However, shares of Common Stock issued for cash in a public offering are excluded from this stockholder approval requirement, as are shares of Common Stock issued for cash in a private offering at a price greater than or equal to both book value and market value of the Common Stock. Nasdaq rules also require stockholder approval for an issuance of shares that would result in a change of control of the Company as well as for stock issuances in connection with certain benefit plans or related party transactions. The additional shares of Common Stock would not be subject to any preemptive rights and could be issued by the Company at any time and to any person.

     Increasing the authorized Common Stock of the Company may have certain anti-takeover effects such as deterring certain mergers, tender offers and proxy contests or other takeover attempts that some or a majority of stockholders may deem to be in their best interests. Management is not aware of any specific attempt to accumulate the Company's securities or to obtain control of the Company by means of a merger, tender offer, proxy contest or other takeover device. In addition, the proposed amendment is not part of a plan to adopt further amendments to the Company's Certificate of Incorporation that would affect the ability of third parties to take over or change control of the Company.

     Under Delaware corporate law, a proposed amendment to the Certificate of Incorporation requires a vote by the holders of the outstanding shares of capital stock that are entitled to vote thereon. In addition, the holders of the outstanding shares of a class of capital stock are entitled to vote as a class on a proposed amendment to the Certificate of Incorporation if the amendment would increase or decrease the aggregate number of authorized shares of such class. Therefore, the proposed amendment to the Restated Certificate of Incorporation must be approved by the affirmative vote of a majority of the outstanding shares of the Class A Stock and Class B Stock voting together as a single class and by a majority of the outstanding shares of the Class A Stock and the Class B Stock each voting as a separate class. As a result, abstentions and broker non-votes will have the same effect as a vote against the proposed amendment. This proxy is being solicited with respect to the proposed amendment to the Restated Certificate of Incorporation only from the holders of outstanding Class A Stock. Proxies submitted pursuant to this solicitation will be voted in favor of the proposed amendment to the Restated Certificate of Incorporation, unless specified otherwise.

     If the proposed amendment to the Restated Certificate of Incorporation is approved, the appropriate officers of the Company will execute and file with the Secretary of State of the State of Delaware the

Certificate of Amendment to the Restated Certificate of Incorporation in the form set forth in Appendix A to this Proxy Statement.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE CLASS A STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE CERTIFICATE OF AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION.

                                   PROPOSAL 4

            AMENDMENT TO THE COMPANY'S 1996 LONG-TERM INCENTIVE PLAN

INTRODUCTION

     The stockholders are being requested to consider and approve an amendment, restatement and continuation of the Company's 1996 Long-Term Incentive Plan, as previously amended and restated (the "Long-Term Incentive Plan"), (1) to increase the maximum aggregate number of shares of the Class A Stock reserved for issuance under the Long-Term Incentive Plan from 9,600,000 to 20,000,000 (2) to increase the maximum aggregate number of shares of the Class A Stock that may be granted or awarded to any participant under the Long-Term Incentive Plan in a calendar year from 1,920,000 to 6,000,000, and (3) to permit grants of stock options at less than fair market value, but no less than 75 percent of fair market value.

     The Long-Term Incentive Plan was initially adopted by the Company effective as of October 1, 1996. The purposes of the Long-Term Incentive Plan are to increase stockholder value and to advance the interests of the Company by awarding equity and performance-based incentives designed to attract, retain and motivate employees.

     As of September 28, 2001, there were 2,286,254 shares available for future grants under the Long-Term Incentive Plan. The Board of Directors has proposed the amendments to the Long-Term Incentive Plan to ensure that a sufficient number of shares are available for future grants and awards under the Long-Term Incentive Plan to attract, retain and motivate employees, and to ensure that a sufficient number of shares are available for grants pursuant to the Company's employment agreement, dated as of March 1, 2001, with Joseph H. Moglia, the Company's Chief Executive Officer (the "CEO Employment Agreement"), and to ensure that grants to Mr. Moglia can be made in accordance with the terms of the CEO Employment Agreement. The CEO Employment Agreement requires a grant to Mr. Moglia of options to purchase two percent (2%) of the then-outstanding shares of the Common Stock, if Mr. Moglia is employed by the Company on the second anniversary of the date of the CEO Employment Agreement. This grant would be made prior to the second anniversary of the date of the CEO Employment Agreement if, prior to such second anniversary, a change in control of the Company (as defined under the CEO Employment Agreement) occurs or if Mr. Moglia's employment with the Company is terminated by the Company without cause or under circumstances that constitute a constructive dismissal (as defined under the CEO Employment Agreement). In this case, however, the options will be granted at 80 percent of the fair market value of a share of stock on the date of the grant.

     At September 28, 2001, the closing sale price per share of Class A Stock was $4.01.

     The material features of the Long-Term Incentive Plan are outlined below. This summary of the Long-Term Incentive Plan is qualified in its entirety by reference to the Long-Term Incentive Plan, a copy of which is attached as Appendix B.

LONG-TERM INCENTIVE PLAN PROVISIONS

     The Long-Term Incentive Plan authorizes grants of incentive stock options, nonqualified stock options, restricted stock awards, stock appreciation rights and performance units to employees of the Company and its subsidiaries. All employees of the Company and its subsidiaries are eligible to participate in the Long-Term Incentive Plan. At September 28, 2001, the Company and its subsidiaries had 1,970 full-time equivalent employees. The Long-Term Incentive Plan is administered by the Company's Board of Directors (the

"Board") or the Compensation Committee of the Board. The Board or the Compensation Committee determines the employees who receive benefits under the Long-Term Incentive Plan and the terms of such benefits. The Board or the Compensation Committee may also designate to a Board member the authority to make certain grants under the Long-Term Incentive Plan. In the event of such delegation, that individual will have the same authorities as the Board or the Compensation Committee with respect to the awards made by such individual under the Long-Term Incentive Plan.


     Stock Options. Options granted under the Long-Term Incentive Plan may be either incentive stock options or nonqualified stock options, as determined in the discretion of the Board or Compensation Committee. An incentive stock option is a stock option that satisfies the requirements specified in section 422(b) of the Internal Revenue Code (the "Code"). To the extent that the aggregate fair market value of the stock with respect to which incentive stock options are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its subsidiaries) exceeds $100,000 or to the extent the options otherwise do not satisfy the requirements of section 422 of the Code, such options shall be treated as nonqualified stock options, to the extent required by section 422 of the Code. The price at which shares of stock may be purchased upon the exercise of an option cannot be less than the fair market value of the stock on the date on which the option is granted; provided, however, that any option which is granted after the Long-Term Incentive Plan, as amended, is approved by the stockholders, may be granted with an option price that is less than fair market value (but in no event less than 75% of fair market value). Should the Board or Compensation Committee grant an option with an option price that is less than fair market value, any such option will not qualify as an incentive stock option. The Company has granted nonqualified stock options, but has not granted incentive stock options pursuant to the Long-Term Incentive Plan.

     Stock Awards. A stock award under the Long-Term Incentive Plan is a grant of shares of stock to a participant, the earning, vesting or distribution of which is subject to one or more conditions established by the Board or Compensation Committee. Stock awards may provide for delivery of the shares of stock at the time of grant, or may provide for a deferred delivery date. The Company has not granted any stock awards pursuant to the Long-Term Incentive Plan.

     Stock Appreciation Rights. Stock appreciation rights entitle participants to receive, in cash or stock, value equal to all or a portion of the excess of the fair market value of a specified number of shares of stock at the time of exercise over a specified price not less than the fair market value of the stock at the time the stock appreciation right is granted. The Company has not granted any stock appreciation rights pursuant to the Long-Term Incentive Plan.

     Performance Units. The award of performance units under the Long-Term Incentive Plan entitles the participant to receive value for the units at the end of a performance period to the extent provided under the award. The number of units earned, and the value received for the awards, will be contingent on the degree to which the performance measures established at the time of grant of the award are met. The Board or Compensation Committee determines the terms and conditions of performance unit awards. The Company's Executive Deferred Compensation Program forms a part of the Long-Term Incentive Plan and awards under that program are performance units under the Long-Term Incentive Plan.

FEDERAL INCOME TAX CONSEQUENCES

     The following summary generally describes the federal income tax consequences to participants and the Company of options granted under the Long-Term Incentive Plan and is based on current laws and regulations. The summary is general in nature and is not intended to cover all tax consequences that could apply to a particular participant or the Company.

     No federal taxable income is recognized by a Long-Term Incentive Plan participant upon the grant of a nonqualified stock option or stock appreciation right. A holder of a nonqualified option will, however, recognize ordinary income in the year in which the option is exercised in the amount by which the fair market value of the purchased shares on the date of exercise exceeds the option exercise price. Additionally, any appreciation in the value of the purchased shares after the date of exercise will be taxed as capital gains when such stock is ultimately sold. A holder of a stock appreciation right will recognize ordinary income in the year in which the stock appreciation right is exercised equal to the amount paid to the participant upon such exercise. The Company is generally entitled to a compensation expense deduction at the time when such option or stock appreciation right is exercised equal in amount to the ordinary income recognized by the participant.

     If the option exercise price under any nonqualified stock option is paid for by surrendering shares of Common Stock previously acquired, then the participant will recognize ordinary income on the exercise as described above (any shares acquired under the option in excess of the number of shares surrendered being treated as having been acquired without consideration), but will not recognize any taxable gain or loss on the difference between the participant's basis in the surrendered shares and their current fair market value. For federal income tax purposes, newly acquired shares equal to the number of shares surrendered will have the same basis and holding period as the surrendered shares. Any additional newly acquired shares will have a basis equal to their fair market value at exercise and their holding period will begin at the date of exercise as described above.

     With respect to an incentive stock option that is issued under the Long-Term Incentive Plan, the participant will generally not recognize any taxable income at the time of grant or at the time the option is exercised provided the option is exercised while the participant is an employee or within three months thereafter, but the participant must treat the excess of the fair market value on the date of exercise over the exercise price as an item of tax adjustment for alternative minimum tax purposes. If the shares acquired as a result of the exercise are held for a period of one year after the incentive stock option is exercised and a period of two years after the incentive stock option is granted, the disposition of such shares will ordinarily result in capital gains or losses to the holder for federal income tax purposes equal to the difference between the amount realized on disposition of the shares and the exercise price. If the participant sells the shares acquired as a result of the incentive stock option exercise prior to the expiration of the one and two year holding periods described above, a portion of any gain resulting from such sale will be taxed as ordinary income. The portion so taxed is equal to the excess of the fair market value of the shares when the incentive stock option is exercised over the option exercise price, or if less, the entire gain. Any additional gain upon the sale of the stock will be taxed as capital gains. The Company will be entitled to deduct as compensation expense only the amount of appreciation treated as ordinary income by the participant.

     Any compensation expense attributable to stock options which do not satisfy the requirements for performance-based compensation under section 162(m) of the Code and which exceeds $1 million when aggregated with other non-excludable compensation will not be deductible by the Company if paid to the Chief Executive Officer or one of the other Named Executive Officers.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     Each of the executive officers of the Company has a direct interest in the approval of the Long-Term Incentive Plan, which will make additional shares of Common Stock available to employees and executive officers.

PLAN BENEFITS


     The following table sets forth grants of options made under the Long-Term Incentive Plan during the fiscal year ended September 28, 2001 to each person serving as Chief Executive Officer at any time during the fiscal year ended September 28, 2001 and to each of the Named Executive Officers for the fiscal year ended September 28, 2001.

                            HISTORICAL PLAN BENEFITS

                                                                                         NUMBER OF SHARES
                                                                                        UNDERLYING OPTIONS
NAME AND POSITION                                               DOLLAR VALUE ($)(1)        GRANTED (#)
-----------------                                               --------------------    ------------------
J. Joe Ricketts.............................................              --                       --
Chairman and Founder
Joseph H. Moglia............................................              --                1,816,132
Chief Executive Officer
Vincent Passione............................................              --                  350,000
President, Institutional Client Division
John R. MacDonald...........................................              --                  100,000
Executive Vice President, Chief Financial Officer and
  Treasurer
J. Peter Ricketts...........................................              --                  100,000
President, Private Client Division, Vice Chairman and
  Corporate Secretary
Kurt D. Halvorson...........................................              --                  100,000
Executive Vice President, Chief Administrative Officer
All current executive officers, as a group..................              --                2,621,832
All current directors who are not executive officers, as a
  group.....................................................              --                       --
All employees who are not current executive officers, as a
  group.....................................................              --                2,352,945

---------------

(1) Based on the market price of $4.01 per share, which was the closing price per share of the Company's Class A Stock on the Nasdaq National Market on the last day of fiscal 2001, less the exercise price payable for such shares.

REGISTRATION

     The Long-Term Incentive Plan was registered under the 1933 Act on Form S-8. Immediately following the Annual Meeting, the Company intends to amend the registration statement to include the additional shares issuable under the Long-Term Incentive Plan.

BOARD RECOMMENDATION AND REQUIRED VOTE


     Approval of the amendment to the Long-Term Incentive Plan requires the affirmative vote of the holders of a majority of the total shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting, provided that a quorum is present. Abstentions will have the same effect as a vote against approval. Broker non-votes will not be considered shares entitled to vote with respect to approval of the amendment and will not be counted as votes for or against approval. This proxy is being solicited with respect to the approval of the Long-Term Incentive Plan amendment only from the Class A Stockholders. Proxies submitted pursuant to this solicitation will be voted for the approval of the Long-Term Incentive Plan amendment unless otherwise specified.


     THE BOARD OF DIRECTORS RECOMMENDS THAT CLASS A STOCKHOLDERS VOTE "FOR" APPROVAL OF THE AMENDED AND RESTATED 1996 LONG-TERM INCENTIVE PLAN.

                                   PROPOSAL 5

                  PROPOSED APPROVAL OF A NEW PERFORMANCE-BASED
                           MANAGEMENT INCENTIVE PLAN

     The Stockholders are being requested to consider and approve the adoption of a new performance-based bonus plan, Ameritrade Holding Corporation 2002 Management Incentive Plan, (the "MIP") that would determine the bonus payments for the Company's Executive Officers and select senior management. Approximately 10 Executive Officers and 25 other members of senior management may be eligible to participate in the MIP, as determined by the Compensation Committee. The Compensation Committee will consider employees' level of responsibility and the potential impact on the Company of their performance in determining participation in the MIP. This summary of the MIP is qualified in its entirety by reference to the MIP, a copy of which is attached as Appendix C. The MIP would be administered by the Compensation Committee of the Board of Directors. The purpose of this program is two-fold.

          1. To enhance stockholder value by linking Company performance directly to incentive compensation; and

          2. To maximize Company compensation tax deductibility.

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly-held companies for compensation paid to certain executive officers if that compensation exceeds $1 million. With stockholder approval and if certain other administrative guidelines are met, this compensation that is normally non-deductible, will be deductible. For further details, see the Compensation Committee Report. The Company reserves the right to amend the MIP at any time, without stockholder approval, as it applies to associates not subject to Section 162(m). The maximum amount payable to any individual in the MIP is $5 million.

PERFORMANCE GOALS

     In all areas of compensation, the Company seeks to maintain a close relationship between stockholder interests and management incentives. In order to accomplish the above goal, the Company will use objective, financially based criteria. These criteria will include one or more of the following: earnings per share; earnings yield; net income; operating margin; return on assets; return on equity; revenue; and total stockholder return and growth rates for each of the above measures. At the beginning of each fiscal year, a threshold performance level will be established. If this performance is not met, no compensation is payable under the plan. As participants meet and exceed established goals, potential compensation increases. However, as the performance increases the dollars allocated to the incentive pool, stockholders retain an increased percentage of the growth.

PAYMENT

     At the end of the fiscal year, the Compensation Committee shall certify the extent to which applicable performance goals have been met and based on performance, individual incentive compensation will be determined and approved shortly after the end of each fiscal year. The Compensation Committee may, at its discretion, reduce any amount determined by the calculation.

     THE BOARD OF DIRECTORS RECOMMENDS THAT CLASS A STOCKHOLDERS VOTE "FOR" ADOPTION OF THE PROPOSED 2002 MANAGEMENT INCENTIVE PLAN.

                      SUBMISSION OF STOCKHOLDER PROPOSALS


     Pursuant to the Company's Bylaws, in order to be included in the Company's Proxy Statement relating to its next annual meeting, stockholder proposals must be submitted by September 19, 2002 and not prior to August 20, 2002 to the Secretary of the Company at the Company's principal executive offices. Such proposals must set forth (1) a brief description of the business desired to be brought before the annual meeting and the reason for conducting such business at the annual meeting, (2) the name and address of the stockholder proposing such business, (3) the class and number of shares of the Common Stock beneficially owned by such stockholder and (4) any material interest of such stockholder in such business. The inclusion of any such proposal in such proxy material shall be subject to the requirements of the proxy rules adopted under the 1934 Act. The proxy solicited by the Board of Directors relating to the Company's next annual meeting will confer discretionary authority to vote on a stockholder proposal if the Secretary of the Company receives notice of that proposal after September 19, 2002.


                                 OTHER MATTERS

     Management does not now intend to bring before the Annual Meeting any matters other than those disclosed in the Notice of Annual Meeting of Stockholders and it does not know of any business which persons, other than the management, intend to present at the meeting. Should any other matters requiring a vote of the stockholders arise, the proxies in the enclosed form confer discretionary authority on the Board of Directors to vote on any other matter proposed by stockholders in accordance with their best judgment. Votes against proposals or abstentions from voting on proposals will not be used to adjourn or postpone the Annual Meeting.

     The Company will bear the cost of soliciting proxies. To the extent necessary, proxies may be solicited by Directors, officers and employees of the Company in person, by telephone or through other forms of communication, but such persons will not receive any additional compensation for such solicitation. The Company will reimburse brokerage firms, banks and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company's shares. In addition to solicitation by mail, the Company has made these materials available via the Internet at www.amtd.com. The Company will supply banks, brokers, dealers and other custodian nominees and fiduciaries with proxy materials to enable them to send a copy of such materials by mail to each beneficial owner of shares of the Class A Stock which they hold of record and will, upon request, reimburse them for their reasonable expenses in so doing.

                                          By Order of the Board of Directors

                                          /s/ J. Peter Ricketts

                                          J. Peter Ricketts, Secretary

Omaha, Nebraska

January 17, 2002

                                                                      APPENDIX A


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

     AMERITRADE HOLDING CORPORATION (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, as amended (the "DGCL") DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of the Corporation adopted resolutions pursuant to Section 424(b)(1) of the DGCL proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation of the
Corporation:

          RESOLVED, that the Board of Directors deems it to be in the best interest of the Corporation to amend Article Fourth of the Corporation's Restated Certificate of Incorporation (the "Charter") to read in its entirety as follows:

        FOURTH: The total number of shares of capital stock which the Corporation has authority to issue is 398,000,000, consisting of:

             (1) 3,000,000 shares of Preferred Stock, par value $1.00 per share (the "Preferred Stock");

             (2) 370,000,000 shares of Class A Common Stock, par value $0.01 per share (the "Class A Stock"); and

             (3) 25,000,000 shares of Class B Common Stock, par value $0.01 per share (the "Class B Stock").


             The Class A Stock and the Class B Stock are hereafter collectively referred to as the "Common Stock."


     SECOND: That stockholders of the Corporation approved said amendment in accordance with the provisions of Section 242(b)(2) of the DGCL at a meeting held on February 12, 2002.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Amendment to be executed by its duly authorized officer this    --   day of
February, 2002.

                                          AMERITRADE HOLDING CORPORATION

                                          By:
                                            ------------------------------------
                                                     J. Peter Ricketts
                                                         Secretary

                                                                      APPENDIX B

                         AMERITRADE HOLDING CORPORATION
                         1996 LONG-TERM INCENTIVE PLAN

          (AS AMENDED AND RESTATED EFFECTIVE AS OF NOVEMBER 13, 2001)

                           [Intentionally Left Blank]

                         AMERITRADE HOLDING CORPORATION
                         1996 LONG-TERM INCENTIVE PLAN

          (AS AMENDED AND RESTATED EFFECTIVE AS OF NOVEMBER 13, 2001)


     1. History and Purpose. The Ameritrade Holding Corporation 1996 Long-Term Incentive Plan (the "Plan") was previously adopted effective as of October 1, 1996 to increase stockholder value and to advance the interests of Ameritrade Holding Corporation ("Ameritrade") and its subsidiaries (collectively, the "Company") by awarding equity and performance based incentives designed to attract, retain and motivate employees. The Plan was amended, restated and continued effective as of April 1, 2000. The following provisions constitute a further amendment, restatement and continuation of the Plan effective as of November 13, 2001. As used in the Plan, the term "subsidiary" means any business, whether or not incorporated, in which Ameritrade has an ownership interest. The amendment, restatement and continuation of the Plan in the form hereof is conditioned upon shareholder approval. The date of such approval shall be referred to herein as the "Effective Date".


     2.  Administration.

     2.1. Administration by Board or Committee. The Plan shall be administered by the entire Board of Directors of Ameritrade (the "Board") or a Committee of the Board (the "Committee") consisting of two or more non-employee directors within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and "outside directors" within the meaning of Treas. Reg. sec. 1.162-27(e)(3). Notwithstanding the foregoing, the Board or the Committee, as applicable and subject to the terms and conditions of the Plan, may delegate to any individual (or individuals) who are then serving as a member(s) of the Board (the "Committee Designate") the authority to act as a subcommittee of the Board or Committee, as applicable, for purposes of making grants or awards under the Plan to such employees of the Company and its subsidiaries who are not subject to section 16(a) of the Exchange Act as the Committee Designate shall determine in his or her sole discretion and the Committee Designate shall have the authority and duties of the Committee with respect to such grants or awards.

     2.2. Authority. Subject to the provisions of the Plan, the Board or the Committee shall have the authority to (a) manage and control the operation of the Plan, (b) interpret and construe the provisions of the Plan, and prescribe, amend and rescind rules and regulations relating to the Plan, (c) make Awards under the Plan, in such forms and amounts and subject to such restrictions, limitations and conditions as it deems appropriate, including, without limitation, Awards which are made in combination with or in tandem with other Awards (whether or not contemporaneously granted) or compensation or in lieu of current or deferred compensation, (d) modify the terms of, cancel and reissue, or repurchase outstanding Awards, (e) prescribe the form of agreement, certificate or other instrument evidencing any Award under the Plan, (f) correct any defect or omission and reconcile any inconsistency in the Plan or in any Award hereunder, and (g) make all other determinations and take all other actions as it deems necessary or desirable for the implementation and administration of the Plan; provided, however, that in no event shall the Board or the Committee cancel or modify any outstanding Option for the purpose of reissuing an additional option to the option holder at a lower exercise price. The determination of the Board or the Committee on matters within its authority shall be conclusive and binding on the Company and all other persons.

     3. Participation. Subject to the terms and conditions of the Plan, the Board or the Committee shall determine and designate, from time to time, from among the employees of the Company and its subsidiaries those persons who will be granted one or more Awards under the Plan, and thereby become "Participants" in the Plan. In the discretion of the Board or the Committee, and subject to the terms of the Plan, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Except as otherwise agreed by the Board or the Committee and the Participant, or except as otherwise provided in the Plan, an Award under the Plan shall not affect any previous Award under the Plan or an award under any other plan maintained by the Company. For purposes of the Plan, the term "Award" shall mean any award or benefit granted to any Participant under the Plan.

     4. Definition of Fair Market Value. For purposes of the Plan, the "Fair Market Value" of a share of common stock of Ameritrade ("Stock") as of any date shall be the closing market composite price for such Stock as reported on NASDAQ on that date or, if Stock is not traded on that date, on the next preceding date on which Stock was traded.

     5.  Shares Subject to the Plan.

     5.1. Number of Shares Reserved. The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by Ameritrade as treasury shares, including shares purchased in the open market or in private transactions. Subject to the provisions of subsection 5.4, the number of shares of Stock which may be issued with respect to Awards under the Plan shall not exceed 20,000,000 shares in the aggregate.

     5.2. Individual Limits on Awards. Notwithstanding any other provision of the Plan to the contrary, the maximum aggregate number of shares of Stock that may be granted or awarded to any Participant under the Plan for any calendar year shall be 6,000,000 and the maximum aggregate cash payout with respect to grants or awards under the Plan in any calendar year to any Covered Employee shall be $2,500,000. The determination made under the foregoing provisions of this subsection 5.2 shall be based on the shares subject to the Awards at the time of grant, regardless of when the Awards become exercisable.

     5.3.  Reusage of Shares.

     (a) In the event of the exercise or termination (by reason of forfeiture, expiration, cancellation, surrender or otherwise) of any Award under the Plan, that number of shares of Stock that was subject to the Award but not delivered shall again be available for Awards under the Plan.

     (b) In the event that shares of Stock are delivered under the Plan as a Stock Award (as defined in Section 8) and are thereafter forfeited or reacquired by the Company pursuant to rights reserved upon the award thereof, such forfeited or reacquired shares shall again be available for awards under the Plan.

     (c) Notwithstanding the provisions of paragraphs (a) or (b), the following shares shall not be available for reissuance under the Plan: (i) shares with respect to which the Participant has received the benefits of ownership (other than voting rights), either in the form of dividends or otherwise; (ii) shares which are withheld from any award or payment under the Plan to satisfy tax withholding obligations (as described in subsection 11.4) (iii) shares which are surrendered to fulfill tax obligations (as described in subsection 11.4); and
(iv) shares which are surrendered in payment of the Option Price (as defined in subsection 6.3) upon the exercise of an Option.

     5.4. Adjustments to Shares Reserved. In the event of any merger, consolidation, reorganization, recapitalization, spinoff, stock dividend, stock split, reverse stock split, exchange or other distribution with respect to shares of Stock or other change in the corporate structure or capitalization affecting the Stock, the type and number of shares of stock which are or may be subject to awards under the Plan and the terms of any outstanding awards (including the price at which shares of stock may be issued pursuant to an outstanding award) shall be equitably adjusted by the Board or the Committee, in its sole discretion, to preserve the value of benefits awarded or to be awarded to Participants under the Plan.

     6.  Options.

     6.1. Definitions. The grant of an "Option" under this Section 6 entitles the Participant to purchase shares of Stock at the Option Price (determined under subsection 6.3), subject to the terms of this Section 6. Options granted under this Section 6 may be either Incentive Stock Options or Non-Qualified Stock Options, as determined in the discretion of the Board or the Committee. An "Incentive Stock Option" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in section 422(b) of the Code. A "Non-Qualified Option" is an Option that is not intended to be an "incentive stock option" as that term is described in section 422(b) of the Code.

     6.2. Restrictions Relating to Incentive Stock Options. To the extent that the aggregate fair market value of Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company) exceeds $100,000, such options shall be treated as Non-Qualified Stock Options, to the extent required by section 422 of the Code.

     6.3. Option Price. The price at which shares of Stock may be purchased upon the exercise of an Option (the "Option Price") shall be established by the Board or the Committee or shall be determined by a method established by the Board or the Committee at the time the Option is granted; provided, however, that in no event shall such price be less than the greater of: (i) 100% of the Fair Market Value (as defined in Section 4) of a share of Stock as of the date on which the Option is granted; or (ii) the par value of a share of Stock on such date. Notwithstanding the foregoing, any Option granted on or after the Effective Date may have an Option Price which is less than Fair Market Value (but in no event less than 75% of Fair Market Value) provided such Option is granted by the Committee (and not any person acting in the capacity of the Committee hereunder).

     6.4. Exercise. Except as otherwise expressly provided in the Plan, an Option may be exercised, in whole or in part, in accordance with terms and conditions established by the Board or the Committee at the time of grant; provided, however, that no Option shall be exercisable after the Expiration Date (as defined in Section 11) applicable to that Option and no Option or any portion thereof will first become exercisable after the Participant's termination of employment with the Company. The full Option Price of each share of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of a cashless exercise arrangement approved by the Committee, payment may be made as soon as practicable after the exercise) and, as soon as practicable thereafter, a certificate representing the shares so purchased shall be delivered to the person entitled thereto. The Option Price shall be payable in cash or in shares of Stock (valued at Fair Market Value as of the day of exercise), or in any combination thereof, as determined by the Board or the Committee and, to the extent provided by the Committee, a Participant may elect to pay the Option Price upon the exercise of an Option through a cashless exercise arrangement. The exercise of an Option will result in the surrender of the corresponding rights under a tandem Stock Appreciation Right, if any.

     6.5. Post-Exercise Limitations. The Board or the Committee, in its discretion, may impose such restrictions on shares of Stock acquired pursuant to the exercise of an Option (including stock acquired pursuant to the exercise of a tandem Stock Appreciation Right) as it determines to be desirable, including, without limitation, restrictions relating to disposition of the shares and forfeiture restrictions based on service, performance, Stock ownership by the Participant, and such other factors as the Board or the Committee determines to be appropriate.

     6.6. Reload Provision. In the event the Participant exercises an Option and pays all or a portion of the Option Price in Stock, in the manner permitted by subsection 6.4, such Participant (either pursuant to the terms of the Option Award, or pursuant to the exercise of Committee discretion at the time the Option is exercised) may be issued a new Option to purchase additional shares of Stock equal to the number of shares of Stock surrendered to the Company in such payment. Such new Option shall have an exercise price equal to the Fair Market Value per share on the date such new Option is granted, shall first be exercisable six months from the date of grant of the new Option and shall have an Expiration Date on the same date as the Expiration Date of the original Option so exercised by payment of the Option Price in shares of Stock.

     7.  Stock Appreciation Rights.

     7.1. Definition. Subject to the terms of this Section 7, a "Stock Appreciation Right" granted under the Plan entitles the Participant to receive, in cash or Stock, value equal to all or a portion of the excess of: (a) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (b) a specified price which shall not be less than 100% of the Fair Market Value of the Stock at the time the Stock Appreciation Right is granted, or, if granted in tandem with an Option, the exercise price with respect to shares under the tandem Option.

     7.2. Exercise. If a Stock Appreciation Right is not in tandem with an Option, then the Stock Appreciation Right shall be exercisable in accordance with the terms established by the Board or the Committee at the time of grant; provided, however, that no Stock Appreciation Right shall be exercisable after the Expiration Date applicable to that Stock Appreciation Right and no Stock Appreciation Right or any portion thereof will first become exercisable after the Participant's termination of employment with the Company. If a Stock Appreciation Right is in tandem with an Option, then the Stock Appreciation Right shall be exercisable at the time the tandem Option is exercisable. The exercise of a Stock Appreciation Right will result in the surrender of the corresponding rights under the tandem Option.

     7.3. Settlement of Award. Upon the exercise of a Stock Appreciation Right, the value to be distributed to the Participant, in accordance with subsection 7.1, shall be distributed in shares of Stock (valued at their Fair Market Value at the time of exercise), in cash, or in a combination thereof, in the discretion of the Board or the Committee.

     7.4. Post-Exercise Limitations. The Board or the Committee, in its discretion, may impose such restrictions on shares of Stock acquired pursuant to the exercise of a Stock Appreciation Right as it determines to be desirable, including, without limitation, restrictions relating to disposition of the shares and forfeiture restrictions based on service, performance, ownership of Stock by the Participant, and such other factors as the Board or the Committee determines to be appropriate.

     8.  Stock Awards.

     8.1. Definition. Subject to the terms of this Section 4, a "Stock Award" under the Plan is a grant of shares of Stock to a Participant, the earning, vesting or distribution of which is subject to one or more conditions established by the Board or the Committee. Such conditions may relate to events (such as performance or continued employment) occurring before or after the date the Stock Award is granted, or the date the Stock is earned by, vested in or delivered to the Participant. If the vesting of Stock Awards is subject to conditions occurring after the date of grant, the period beginning on the date of grant of a Stock Award and ending on the vesting or forfeiture of such Stock (as applicable) is referred to as the "Restricted Period". Stock Awards may provide for delivery of the shares of Stock at the time of grant, or may provide for a deferred delivery date.

     8.2. Terms and Conditions of Awards. Beginning on the date of grant (or, if later, the date of distribution) of shares of Stock comprising a Stock Award, and including any applicable Restricted Period, the Participant, as owner of such shares, shall have the right to vote such shares; provided, however, that payment of dividends with respect to Stock Awards shall be subject to the following:

          (a) On and after date that a Participant has a fully earned and vested right to the shares comprising a Stock Award, and the shares have been distributed to the Participant, the Participant shall have all dividend rights (and other rights) of a stockholder with respect to such shares.

          (b) Prior to the date that a Participant has a fully earned and vested right to the shares comprising a Stock Award, the Board or the Committee, in its sole discretion, may award Dividend Rights (as defined below) with respect to such shares.

          (c) On and after the date that a Participant has a fully earned and vested right to the shares comprising a Stock Award, but before the shares have been distributed to the Participant, the Participant shall be entitled to Dividend Rights with respect to such shares, at the time and in the form determined by the Board or the Committee.

A "Dividend Right" with respect to shares comprising a Stock Award shall entitle the Participant, as of each dividend payment date, to an amount equal to the dividends payable with respect to a share of Stock multiplied by the number of such shares. Dividend Rights shall be settled in cash or in shares of Stock, as determined by the Board or the Committee, shall be payable at the time and in the form determined by the Board or the Committee, and shall be subject to such other terms and conditions as the Board or the Committee may determine.

     9.  Performance Units.

     9.1. Definition. Subject to the terms of this Section 9, the Award of "Performance Units" under the Plan entitles the Participant to receive value for the units at the end of a Performance Period to the extent provided under the Award. The number of units earned, and the value received for them, will be contingent on the degree to which the performance measures established at the time of grant of the Award are met. For purposes of the Plan, the "Performance Period" with respect to the award of any Performance Units shall be the period over which the applicable performance is to be measured.

     9.2. Terms and Conditions of Awards. For each Participant, the Board or the Committee will determine the value of units, which may be stated either in cash or in units representing shares of Stock; the performance measures used for determining whether the Performance Units are earned; the Performance Period during which the performance measures will apply; the relationship between the level of achievement of the performance measures and the degree to which Performance Units are earned; whether, during or after the Performance Period, any revision to the performance measures or Performance Period should be made to reflect significant events or changes that occur during the Performance Period; and the number of earned Performance Units that will be paid in cash and the number of earned Performance Units to be paid in shares of Stock.

     9.3. Settlement. Settlement of Performance Units shall be subject to the following:

          (a) The Board or the Committee will compare the actual performance to the performance measures established for the Performance Period and determine the number of units as to which settlement is to be made, and the value of such units.

          (b) Settlement of units earned shall be wholly in cash, wholly in Stock or in a combination of the two, to be distributed in a lump sum or installments, as determined by the Board or the Committee.

             (i) For Performance Units stated in units representing shares of Stock when granted, one share of Stock will be distributed for each unit earned, or cash will be distributed for each unit earned equal to either
        (A) the Fair Market Value of a share of Stock at the end of the Performance Period or (B) the average Stock value over a period determined by the Board or the Committee.

             (ii) For Performance Units stated in cash when granted, the value of each unit earned will be distributed in its initial cash value, or shares of Stock will be distributed based on the cash value of the units earned divided by (A) the Fair Market Value of a share of Stock at the end of the Performance Period or (B) the average Stock value over a period determined by the Board or the Committee.

          (c) Shares of Stock distributed in settlement of the units shall be subject to such vesting requirements and other conditions, if any, as the Board or the Committee shall determine.

     9.4. Termination During Performance Period. If a Participant's termination of employment with the Company occurs during a Performance Period with respect to any Performance Units granted to him, the Board or the Committee may determine that the Participant will be entitled to settlement of all or any portion of the Performance Units as to which he would otherwise be eligible, and may accelerate the determination of the value and settlement of such Performance Units or make such other adjustments as the Board or the Committee, in its sole discretion, deems desirable.

     10. Expiration of Awards. The "Expiration Date" with respect to an Award under the Plan means the date established as the Expiration Date by the Board or the Committee; provided, however, that, except as otherwise specifically provided by the Committee, the Expiration Date with respect to any Award under the Plan shall not be later than the earliest to occur of:

          (a) the ten-year anniversary of the date on which the Award is granted;

          (b) if the Participant's termination of employment with the Company occurs on account of disability (as defined below), the one-year anniversary of such termination of employment;

          (c) if the Participant's termination of employment with the Company occurs by reason of retirement (as defined below), the one-year anniversary of such termination of employment;

          (d) the one-year anniversary of the Participant's death;

          (e) if the Participant's termination of employment with the Company occurs for reasons other than retirement, death or disability, the three-month anniversary of such termination of employment; or

          (f) in the case of any Option which is intended to constitute an Incentive Stock Option, the last day on which such Option may be exercised in accordance with the provisions of section 422 of the Code.

If a Stock Appreciation Right is in tandem with an Option, then the "Expiration Date" for the Stock Appreciation Right shall be the Expiration Date for the related Option. In no event shall the Expiration Date for any Award be later than the ten-year anniversary of the date on which the Award is granted. For purposes of the Plan, a Participant's employment with the Company shall be considered to have terminated on account of disability if, at the time of termination, the Participant is eligible for benefits under the applicable Company's long-term disability plan and a Participant's employment with the Company shall be considered to have terminated on account of retirement if his employment terminates after the Participant has attained age 55 and completed at least 10 years of continuous service with the Company.

     11.  Miscellaneous.

     11.1. Duration. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Incentive Stock Options may be granted under the Plan on a date that is more than ten years from the date the Plan is adopted or, if earlier, the date the Plan is initially approved by shareholders.

     11.2. Limit on Distribution. Distribution of shares of Stock or other amounts under the Plan shall be subject to the following:

          (a) Notwithstanding any other provision of the Plan, Ameritrade shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

          (b) In the case of a Participant who is subject to Section 16(a) and 16(b) of the Exchange Act, the Board or the Committee may, at any time, add such conditions and limitations to any Award to such Participant, or any feature of any such Award, as the Board or the Committee, in its sole discretion, deems necessary or desirable to comply with Section 16(a) or 16(b) and the rules and regulations thereunder or to obtain any exemption therefrom.

          (c) To the extent that the Plan provides for issuance of certificates to reflect the transfer of shares of Stock, the transfer of such shares may be effected on a non- certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

     11.3. Performance-Based Compensation. To the extent that the Board or the Committee determines that it is necessary or desirable to conform any Awards under the Plan with the requirements applicable to "Performance-Based Compensation", as that term is used in section 162(m)(4)(C) of the Code, it may, at or prior to the time an Award is granted, take such steps and impose such restrictions with respect to such Award as it determines to be necessary or desirable.

     11.4. Withholding. All Awards and other payments under the Plan are subject to withholding of all applicable taxes, which withholding obligations may be satisfied, with the consent of the Board or the Committee, through the surrender of shares of Stock which the Participant already owns, or to which a Participant is otherwise entitled under the Plan; provided, however, that in no event shall the Fair Market Value of the number of shares withheld from any Award to satisfy tax withholding obligations exceed the amount necessary to meet the required Federal, state and local withholding tax rates then in effect that are applicable to the participant and to the particular transaction.

     11.5. Transferability. Awards under the Plan are not transferable except as designated by a Participant by will or by the laws of descent and distribution. To the extent that the Participant who receives an Award under the Plan has the right to exercise such Award, the Award may be exercised during the lifetime of the Participant only by the Participant.

     11.6. Notices. Any notice or document required to be filed with the Board or the Committee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Board or the Committee, in care of Ameritrade, at its principal executive offices. The Board or the Committee may, by advance written notice to affected persons, revise such notice procedure from time to time. Any notice required under the Plan (other than a notice of election) may be waived by the person entitled to notice.

     11.7. Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be in writing filed with the Board or the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Board or the Committee shall require.

     11.8. Agreement With Ameritrade. At the time of an Award to a Participant under the Plan, the Board or the Committee may require a Participant to enter into an agreement with Ameritrade (the "Agreement") in a form specified by the Board or the Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Board or the Committee may, in its sole discretion, prescribe.

     11.9.  Limitation of Implied Rights.

     (a) Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the amounts, if any, payable under the Plan, unsecured by any assets of the Company. Nothing contained in the Plan shall constitute a guarantee by the Company that the assets of such companies shall be sufficient to pay any benefits to any person.

     (b) The Plan does not constitute a contract of employment, and selection as a Participant will not give any employee the right to be retained in the employ of the Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a shareholder of Ameritrade prior to the date on which he fulfills all service requirements and other conditions for receipt of such rights.

     11.10. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

     11.11. Gender and Number. Where the context admits, words in one gender shall include the other gender, words in the singular shall include the plural and the plural shall include the singular.

     12.  Amendment and Termination.

     The Board may, at any time, amend or terminate the Plan, provided that, subject to subsection 5.4 (relating to certain adjustments to shares), no amendment or termination may materially adversely affect the rights of any Participant or beneficiary under any Award made under the Plan prior to the date such amendment is adopted by the Board.

                                                                      APPENDIX C

                         AMERITRADE HOLDING CORPORATION
         2002 MANAGEMENT INCENTIVE PLAN (EFFECTIVE SEPTEMBER 29, 2001)

ELIGIBILITY FOR AWARDS. Awards under the 2002 Management Incentive Plan ("the Plan") may be granted by the Compensation Committee of the Board of Directors ("the Committee") of Ameritrade Holding Corporation ("the Company") or its designee to any associate who is in good standing at the time the award is made (the "Participant"). To be eligible for an award Participant shall be employed full-time by the Company as of the date final award amounts are calculated and approved by the Committee under this Plan.

DETERMINATION OF AWARDS. Incentive awards for Participants shall be determined annually according to the achievement of Performance Goals that shall be established in the first 90 days of each year by the Committee. The Performance Goals (the "Performance Goals") shall be the stated business criteria as required pursuant to Section 162(m) of the Internal Revenue Code, as amended. For purposes of the Plan, one or more of the following shall be the Performance
Goals: Earnings Per Share; Earnings Yield; Net Income; Operating Margin; Return on Assets; Return on Equity; Revenue; and Total Shareholder Return.

Awards shall be defined by reference to a target percentage of base salary determined, from time to time, by the Committee or its designee. Incentive awards described in this subsection shall be calculated and paid on an annual basis, based on performance over the course of that fiscal year (the "Performance Period"). With respect to all associates other than Section 162(m) "covered persons", the Committee or its designee reserves the right to modify any criteria, goals or payment amounts as appropriate. Notwithstanding anything to the contrary contained in this Plan, the Committee shall have the power, in its sole discretion, to reduce the amount payable to any Participant (or to determine that no amount shall be payable to such Participant) with respect to any award prior to the time the amount otherwise would have become payable hereunder. In the event of such a reduction, the amount of such reduction shall not increase the amounts payable to other Participants under the Plan. The maximum award that may be payable under this Plan for Fiscal Year 2002 shall be five million dollars.

ADMINISTRATION. Except as otherwise specifically provided, the Plan shall be administered by the Committee. The decision of the Committee with respect to any questions arising as to interpretation of the Plan, including the severability of any and all of the provisions thereof, shall be, in its sole and absolute discretion, final, conclusive and binding. Except to the extent prohibited by law, the Committee may delegate some or all of its authority under the Plan to any person or persons.

While it is the present intention of the Company to grant awards annually, the Committee reserves the right to modify or amend this Plan or any formula, target or goal established hereunder from time to time or to repeal the Plan entirely, or to direct the discontinuance of granting awards either temporarily or permanently, at any time, except as otherwise prohibited by law, including the restrictions described in Section 162(m) of the Internal Revenue Code, as such statute may be amended in the future.

CERTIFICATION. Following the completion of each Performance Period, the Committee shall certify in writing whether the Performance Goals have been achieved and determine the actual size of the award paid to each Participant.

FORM OF AWARDS. The Committee may determine, from time to time, that all or a portion of any award may be paid in the form of cash (less any applicable withholding taxes or deductions) or an equity based incentive, including without limitation stock options, restricted shares, or outright grants of Company stock under and subject to the terms of the Ameritrade Holding Corporation 1996 Long Term Incentive Plan, as amended. A Participant in this Plan who is also eligible to participate in any deferred compensation plan offered by the Company may elect to defer payments pursuant to the terms of that plan.

NO RIGHT TO CONTINUED EMPLOYMENT OR GRANTS. Participation in the Plan shall not give any Participant any right to remain in the employ of the Company. Further, adoption and maintenance of this Plan shall not be deemed to give any associate the right to be selected as a Participant or to be granted any award.

                           REVOCABLE PROXY OF HOLDERS
                                OF CLASS A STOCK

                         AMERITRADE HOLDING CORPORATION

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AMERITRADE HOLDING CORPORATION FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 12, 2002 AND AT ANY ADJOURNMENT THEREOF.

The undersigned hereby authorizes the Board of Directors of Ameritrade Holding Corporation (the "Company"), or any successors in their respective positions, as proxy, with full powers of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Joslyn Art Museum, on Tuesday, February 12, 2002, at 9 a.m., Central Standard Time and at any adjournment of said meeting and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, in accordance with the instructions below and on the reverse hereof.

          1.   ELECTION OF CLASS A DIRECTORS

               [ ] FOR all nominees listed below for terms to expire in 2001
                   (except as marked to the contrary below)

               [ ] WITHHOLD AUTHORITY to vote for all nominees listed below

                   Charles L. Marinaccio
                   Thomas Y. Hartley
                   Mark L. Mitchell
                   David W. Garrison

               (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark "FOR" but write that nominee's name in the space provided below.)

               ------------------------------------------

          2. AUDITORS. Ratification of the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending September 27, 2002.

               [ ] FOR         [ ] AGAINST             [ ] ABSTAIN

          3. AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION. Proposal to amend the Company's Restated Certificate of Incorporation to increase the authorized number of shares of Class A Common Stock from 270,000,000 to 370,000,000 and Class B Common Stock from 18,000,000 to 25,000,000.

               [ ] FOR         [ ] AGAINST             [ ] ABSTAIN

          4. AMENDMENT OF LONG-TERM INCENTIVE PLAN. Proposal to amend the Company's 1996 Long-Term Incentive Plan to increase the number of shares the Company may issue under the plan and to make other changes to the plan as described in the Proxy Statement for the Annual Meeting.

               [ ] FOR         [ ] AGAINST             [ ] ABSTAIN

          5. ADOPTION OF THE 2002 MANAGEMENT INCENTIVE PLAN. Proposal to adopt an incentive bonus plan for executive management.

               [ ] FOR         [ ] AGAINST             [ ] ABSTAIN

          6. To vote, in its discretion, upon any other business that may properly come before the Annual Meeting or any postponement or adjournment thereof. Management is not aware of any other matters which should come before the Annual Meeting.

               [ ] FOR         [ ] AGAINST             [ ] ABSTAIN

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF THE BOARD OF DIRECTORS' NOMINEES FOR CLASS A DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF AUDITORS, FOR THE APPROVAL OF THE RESTATED CERTIFICATE OF INCORPORATION, FOR THE PROPOSAL TO AMEND THE 1996 LONG-TERM INCENTIVE PLAN AND FOR THE ADOPTION OF THE 2002 MANAGEMENT INCENTIVE PLAN.


         This proxy is revocable and the undersigned may revoke it at any time prior to the Annual Meeting by giving written notice of such revocation to the Secretary of the Company prior to the meeting or by filing with the Secretary of the Company prior to the meeting a later-dated proxy. Should the undersigned be present and want to vote in person at the Annual Meeting, or at any adjournment thereof, the undersigned may revoke this proxy by giving written notice of such revocation to the Secretary of the Company on a form provided at the meeting. The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of Stockholders of the Company called for February 12, 2001 and the Proxy Statement for the Annual Meeting prior to the signing of this proxy.

Dated:
      -------------------------



-------------------------------
(Signature)


-------------------------------
(Signature if held jointly)

Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership or LLC, please sign in firm name by authorized partner or member.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.